                                                                     EXHIBIT 2.1

                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 31, 1998, by and among SUMMIT PROPERTIES INC., a Maryland corporation ("SUMMIT"), SUMMIT PROPERTIES PARTNERSHIP, L.P., a
Delaware limited partnership (the "OPERATING PARTNERSHIP"), EWING INDUSTRIES, INC., an Ohio corporation ("EWING"), EWING INDUSTRIES - BUENA VISTA LIMITED PARTNERSHIP, a Texas limited partnership (the "BUENA VISTA PARTNERSHIP"), KNOX-McKINNEY LIMITED PARTNERSHIP, a Texas limited partnership (the "BELCOURT PARTNERSHIP"), EWING INDUSTRIES - HORIZON PARKWAY LIMITED
PARTNERSHIP, a Texas limited partnership (the "TURTLE COVE PARTNERSHIP"), EWING INDUSTRIES-CAMINO REAL, L.P., a Texas limited partnership (the "CAMINO REAL PARTNERSHIP"), EWING INDUSTRIES-RANCHO LAS PALMAS, L.P., a Texas limited partnership (the "RANCHO LAS PALMAS PARTNERSHIP"), EWING PROPERTIES - LOS ARBOLES LIMITED PARTNERSHIP, a Texas limited partnership (the "LOS ARBOLES PARTNERSHIP"), EWING INDUSTRIES - OAKWELL FARMS LIMITED PARTNERSHIP, a Texas limited partnership (the "TURTLE ROCK PARTNERSHIP"), RANCHO LAS PALMAS II, L.P., a Texas limited partnership ("RANCHO II"), and MARY FRANCES CLAUDER, SHARON WILLIAMS FRISBIE, JOHN B. GROTE, KERRY W. GROTE, M. DYER
GROTE, TIMOTHY J. GROTE, THOMAS D. GROTE, JR., MARY G. HOBSON, CAROL
A. JODAR, PATRICIA W. NIEHOFF, LISA GROTE OSTEVOLL REVOCABLE TRUST,
THOMAS L. WILLIAMS and WILLIAM J. WILLIAMS, JR. (individually and collectively, the "EWING STOCKHOLDERS"), and EWING INDUSTRIES II, L.C., a Texas limited liability company ("EWING GP"), and KW PARTNERSHIP, an Ohio general partnership, LAD PARTNERSHIP, an Ohio general partnership, MICHAEL L. PACILLIO, MILAN INVESTMENT TRUST, and S. JOSEPH BARRETT (individually and collectively, the "EWING LIMITED PARTNERS").

                                    RECITALS

                  A. The Buena Vista Partnership is the owner of a 467-unit apartment complex known as (and hereinafter called) "Buena Vista", located at 7575 Frankford Road, Dallas, Texas and more particularly described in Exhibit "A-1" hereof.

                  B. The Belcourt Partnership is the owner of a 180-unit apartment complex known as (and hereinafter called) "Belcourt", located at 4650 Cole Avenue, Dallas, Texas and more particularly described in Exhibit "A-2" hereof.

                  C. The Turtle Cove Partnership is the owner of a 348-unit apartment complex known as (and hereinafter called) "Turtle Cove", located at 4200 Horizon North Parkway, Dallas, Texas and more particularly described in Exhibit "A-3" hereof.


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                  D. The Camino Real Partnership is the owner of a 364-unit
apartment complex known as (and hereafter called) "Camino Real", located at 4300 Horizon North Parkway, Dallas, Texas and more particularly described in Exhibit "A-4" hereof.

                  E. The Rancho Las Palmas Partnership is the owner of a 448-unit apartment complex known as (and hereafter called) "Rancho Las Palmas", located at 5701 MoPac Expressway South, Austin, Texas and more particularly described in Exhibit "A-5" hereof.

                  F. The Los Arboles Partnership is the owner of a 408-unit apartment complex known as (and hereinafter called) "Los Arboles", located at 9801 Stonelake Boulevard, Austin, Texas and more particularly described in Exhibit "A-6" hereof.

                  G. The Turtle Rock Partnership is the owner of a 250-unit apartment complex known as (and hereinafter called) "Turtle Rock", located at 3333 Oakwell Court, San Antonio, Texas and more particularly described in Exhibit "A-7" hereof.

                  H. The Ewing Stockholders collectively own all of the issued and outstanding shares of the capital stock of Ewing.


                  I. Summit is a corporation that has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the "Code" (as hereinafter defined),.


                  J. The respective Boards of Directors of Summit and Ewing have each determined that the merger of Ewing with and into Summit is in the best interests of their respective stockholders and such Boards of Directors have approved such merger, upon the terms and conditions set forth in this Agreement, which merger is intended to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code.

                  K. The Ewing Limited Partners desire to contribute, and the Operating Partnership desires to accept from the Ewing Limited Partners, upon the terms and conditions set forth in this Agreement, all of the Ewing Limited Partners' partnership interests in the Partnerships, which transaction is intended to be a contribution governed by Section 721 of the Code.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:


                         ARTICLE 1. CERTAIN DEFINITIONS

                  1.01 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:


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                  "ADDITIONAL CLOSING OP UNITS" has the meaning specified in
Section 2.09 and shall consist of the Buena Vista Additional Closing OP Units, the Belcourt Additional Closing OP Units, the Turtle Cove Additional Closing OP Units, the Camino Real Additional Closing OP Units, the Los Arboles Additional Closing OP Units, and the Turtle Rock Additional Closing OP Units.

                  "ADDITIONAL CLOSING SHARES" has the meaning specified in
Section 2.09.

                  "AFFILIATE" of a specified Person means any Person who directly or indirectly controls or is controlled by or is under common control with, such specified Person.

                  "AGGREGATE RANCHO OP UNITS" has the meaning specified in
Section 2.10.

                  "AGGREGATE RANCHO SHARES" has the meaning specified in Section 2.10.

                  "AGGREGATE SHORTFALL AMOUNT" means the product of (i) the amount, if any, by which (A) $1,532,917, plus the aggregate Pet Fees and Month to Month Fees for all of the Apartment Projects (other than Rancho Las Palmas) for the Target Month, exceeds (B) the aggregate Net Rental Income of all of the Apartment Projects (other than Rancho Las Palmas) for the month of September, 1998 (the "TARGET MONTH"), increased by the aggregate Pet Fees and Month to Month Fees for the Target Month, multiplied by (ii) 24; provided, however, that in no event shall the Aggregate Shortfall Amount exceed $2,900,000.

                  "AGREEMENT" or this "Agreement" means this Agreement and Plan of Reorganization, including all exhibits hereto.

                  "APARTMENT PROJECTS" means, individually and collectively, Buena Vista, Belcourt, Turtle Cove, Camino Real, Rancho Las Palmas, Los Arboles, and Turtle Rock.

                  "ASSUMPTION FEE" has the meaning specified in Section 6.14.

                  "BASIC CLOSING OP UNITS" means, collectively, the Buena Vista Basic Closing OP Units, the Belcourt Basic Closing OP Units, the Turtle Cove Basic Closing OP Units, the Camino Real Basic Closing OP Units, the Los Arboles Basic Closing OP Units, the Turtle Rock Basic Closing OP Units and the Rancho Basic Closing OP Units.

                  "BASIC CLOSING SHARES" means the number of Summit Shares determined by multiplying the Maximum Aggregate Closing Shares by the Ewing Stockholders' Proportionate Closing Share.

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





                  "BASIC NUMBER OF CLOSING OP UNITS" has the meaning specified in Section 2.09.

                  "BASIC NUMBER OF CLOSING SHARES" has the meaning specified in
Section 2.09.

                  "BASIC PARTNERSHIP VALUE", when used with respect to a Partnership, means the amount set forth opposite such Partnership's name below:


Buena Vista Partnership                             $     36,400,000.00
Belcourt Partnership                                $     17,000,000.00
Turtle Cove Partnership                             $     23,500,000.00
Camino Real Partnership                             $     25,200,000.00
Los Arboles Partnership                             $     28,300,000.00
Turtle Rock Partnership                             $     14,600,000.00
                                                     ------------------
Total                                               $    145,000,000.00



                  "BELCOURT ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(b).

                  "BELCOURT BASIC CLOSING OP UNITS" has the meaning specified in
Section 3.02(b).

                  "BELCOURT RANCHO MAKEUP OP UNITS" has the meaning specified in
Section 3.03(b).

                  "BLUE SKY LAWS" means the securities laws and regulations of any political subdivision of the United States.

                  "BUENA VISTA ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(a).

                  "BUENA VISTA BASIC CLOSING OP UNITS" has the meaning specified in Section 3.02(a).

                  "BUENA VISTA RANCHO MAKEUP OP UNITS" has the meaning specified in Section 3.03(a).

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the commercial banks in Cincinnati, Ohio or in Dallas, San Antonio or Austin, Texas or in Charlotte, North Carolina are authorized by law to close.

                  "CAMINO REAL ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(d).

                  "CAMINO REAL BASIC CLOSING OP UNITS" has the meaning specified in Section 3.02(d).

                  "CAMINO REAL RANCHO MAKEUP OP UNITS" has the meaning specified in Section 3.03(d).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERTIFICATES" has the meaning specified in Section 2.12.

                  "CLAIMS" has the meaning specified in Section 15.01.

                  "CLOSING" has the meaning specified in Section 4.01.

                  "CLOSING CONFERENCE" has the meaning specified in Section 4.01.

                  "CLOSING DATE" means October 31, 1998, or such later date as shall be agreed upon by Summit and Ewing.

                  "CLOSING MARKET PRICE" means $18.50.

                  "CLOSING VALUE" means the sum of the Net Partnership Values of the Buena Vista Partnership, the Belcourt Partnership, the Turtle Cove Partnership, the Camino Real Partnership, the Los Arboles Partnership, and the Turtle Rock Partnership.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMPETING TRANSACTION" has the meaning specified in Section 12.03E.

                  "CONFIDENTIALITY AGREEMENT" means the Agreement regarding Confidentiality and Related Matters, dated June 25, 1998, by and between Summit and Ewing.

                  "CONTRACTOR/MANAGER" has the meaning specified in the definition of Rancho Construction Contract.

                  "CONTRIBUTION DATE" has the meaning specified in Section 3.01.


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                  "CONTRIBUTION TRANSACTION" has the meaning specified in
Section 3.01.

                  "CORPORATE ARTICLES OF MERGER" has the meaning specified in
Section 2.02.

                  "CORPORATE CERTIFICATE OF MERGER" has the meaning specified in
Section 2.02.

                  "CORPORATE MERGER" has the meaning specified in Section 2.01.

                  "CORPORATE MERGER EFFECTIVE TIME" has the meaning specified in
Section 2.02.

                  "DEFICIENCY AMOUNT" has the meaning specified in the definition of Shortfall Amount.

                  "E&P STUDY" has the meaning specified in Section 5.20.

                  "EFFECTIVE DATE" means the date of this Agreement as set forth in the Preamble.

                  "ENVIRONMENTAL AGENCY" has the meaning specified in the definition of Hazardous Material.

                  "ENVIRONMENTAL COMPLIANCE COSTS" means any reasonable out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by any Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.

                  "ENVIRONMENTAL REPORTS" has the meaning specified in Section 7.10B(4).

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE", when used with respect to any Person, means any trade or business (whether or not incorporated) under common control with such Person within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

                  "ESTIMATED EWING EXPENSES" means the Ewing Expenses as estimated by Ewing in writing and delivered to Summit on or prior to the Closing Date.

                  "EWING ENDING RETURNS" has the meaning specified in Section 14.02B.

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





                  "EWING EXPENSES" means all costs and expenses incurred by Ewing, the Ewing Stockholders, Ewing GP, the Ewing Limited Partners and the Partnerships, in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees and disbursements and the Eastdil Fee and charges imposed by lenders (such as appraisal fees and legal fees) in connection with the assumption of the Mortgage Indebtedness to the extent not adjusted for in the definition of Net Partnership Value.

                  "EWING MATERIAL ADVERSE CHANGE" has the meaning specified in
Section 7.08(b).

                  "EWING MATERIAL ADVERSE EFFECT" has the meaning specified in
Section 7.18.

                  "EWING LIMITED PARTNERS" shall have the meaning specified in the Recitals to this Agreement except that when used with respect to a Partnership, "EWING LIMITED PARTNERS" shall mean the Ewing Limited Partners of such Partnership.

                  "EWING PARTNERSHIP INTERESTS" has the meaning specified in
Section 3.01.

                  "EWING STOCKHOLDERS' PROPORTIONATE CLOSING SHARE" means the proportion (calculated to four decimal points) that (a) the sum of (i) Ewing's Partnership Percentage in the Buena Vista Partnership times the Net Partnership Value of the Buena Vista Partnership, (ii) Ewing's Partnership Percentage in the Belcourt Partnership times the Net Partnership Value of the Belcourt Partnership, (iii) Ewing's Partnership Percentage in the Turtle Cove Partnership times the Net Partnership Value of the Turtle Cove Partnership, (iv) Ewing's Partnership Percentage in the Camino Real Partnership times the Net Partnership Value of the Camino Real Partnership, (v) Ewing's Partnership Percentage in the Los Arboles Partnership times the Net Partnership Value of the Los Arboles Partnership, and (vi) Ewing's Partnership Percentage in the Turtle Rock Partnership times the Net Partnership Value of the Turtle Rock Partnership bears to (b) the Closing Value.

                  "FIRST QUARTER OPERATING STATEMENT" has the meaning specified in the definition of Net Rental Income.

                   "GAAP" means generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

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





                  "HAZARDOUS MATERIAL" means (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous waste or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("ENVIRONMENTAL AGENCY"), and (ii) any oil, petroleum or petroleum- derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items (i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline.

                  "IMPROVEMENTS" means the buildings, improvements, structures and fixtures located upon the respective Lands.

                  "INDEMNIFIED PARTY" has the meaning specified in Section
15.01.

                  "INDEMNIFYING PARTY" has the meaning specified in Section
15.01.

                  "JAMS" has the meaning specified in Section 16.10.

                  "LAND" means the land described in Exhibits "A-1" through "A-7", respectively, relating to the Apartment Projects, and all respective rights and appurtenances pertaining thereto, including any rights in and to adjacent streets, alleys or rights of way and easements, licenses or interests therein.

                  "LATEST EWING BALANCE SHEET" has the meaning specified in
Section 7.08.

                  "LATEST PARTNERSHIP BALANCE SHEET" has the meaning specified in Section 8.07(b).

                  "LOS ARBOLES ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(e).

                  "LOS ARBOLES BASIC CLOSING OP UNITS" has the meaning specified in Section 3.02(e).

                  "LOS ARBOLES RANCHO MAKEUP OP UNITS" has the meaning specified in Section 3.03(e).

                  "LOSSES" has the meaning specified in Section 15.01A.

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





                  "MARKET PRICE", when used with respect to a Summit Share on any Trading Day, means the last sale price of a Summit Share as reported by the New York Stock Exchange Composite Tape for such Trading Day.

                  "MAXIMUM AGGREGATE CLOSING SHARES" means the number of Summit Shares obtained by dividing the Closing Value by the Closing Market Price.

                  "MAXIMUM AGGREGATE RANCHO OP UNITS" has the meaning specified in Section 2.09.

                  "MAXIMUM AGGREGATE RANCHO SHARES" has the meaning specified in
Section 2.09.

                  "MAXIMUM CASH AMOUNT" has the meaning specified in Section
2.08.

                  "MAXIMUM NUMBER OF OP UNITS" has the meaning specified in
Section 2.09. "MAXIMUM NUMBER OF SHARES" has the meaning specified in Section 2.09.

                  "MORTGAGE INDEBTEDNESS" means indebtedness or other obligations secured by a deed of trust, mortgage or other agreement or instrument encumbering the Land or Improvements of any Apartment Project.

                  "MULTI-EMPLOYER PLAN", when used with respect to any Person, means a "multi-employer plan", within the meaning of Section 4001(a)(3) of ERISA, to which such Person or any ERISA Affiliate of such Person makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "MULTIPLE EMPLOYER PLAN", when used with respect to any Person, means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of such Person or any ERISA Affiliate of such Person and at least one Person other than such Person and any ERISA Affiliate of such Person or (b) was so maintained and in respect of which such Person or an ERISA Affiliate of such Person could have liability under
Section 4064 of ERISA in the event such plan has been or were to be terminated.

                  "NET PARTNERSHIP VALUE", when used with respect to a Partnership other than the Rancho Las Palmas Partnership, means the Basic Partnership Value of such Partnership (a) minus the sum of (i) the principal amount as of the Closing Date of the Mortgage Indebtedness secured by the Apartment Project owned by such Partnership (including any amount of the principal of any such Mortgage Indebtedness prepaid or to be prepaid as contemplated by the provisions of Sections 6.15 and 6.16 hereof); (ii) a share of the principal amount as of the Closing Date of the Mortgage Indebtedness

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



secured by the Apartment Project known as "Rancho Las Palmas" as follows: Buena Vista Partnership, $8,844,258.24; Belcourt Partnership, $2,787,793.01; Turtle Cove Partnership, $3,837,639.25; Camino Real Partnership, $4,132,493.17; Los Arboles Partnership, $2,721,497.48; and Turtle Rock Partnership, $1,394,222.23; (iii) any Shortfall Amount attributable to such Partnership; (iv) any Assumption Fee payable in connection with the Mortgage Indebtedness encumbering the Apartment Project owned by such Partnership as contemplated by the provisions of Section 6.14; (v) any amount deductible pursuant to the provisions of Section 12.03Z and (vi) a percentage of the Estimated Ewing Expenses as follows: Buena Vista Partnership, 20.87%; Belcourt Partnership, 9.74%; Turtle Cove Partnership, 13.47%; Camino Real Partnership, 14.45%; Los Arboles Partnership, 16.22%; and Turtle Rock Partnership, 8.37%, and
(vii) a proportionate share of $500,000 based on the proportion (calculated to four decimal points) that (x) the Basic Partnership Value of such Partnership minus any Shortfall Amount attributable to such Partnership bears to (y) $145,000,000.00 minus the Aggregate Shortfall Amount; and (b) plus or minus, as the case may be, any net prorations with respect to such Partnership pursuant to Exhibit "J" hereto.

                  "NET RANCHO OP UNITS" means such number of OP Units as shall equal the difference between the number of Aggregate Rancho OP Units minus the number of Rancho Makeup OP Units.

                  "NET RANCHO SHARES" means such number of Summit Shares as shall equal the difference between the number of Aggregate Rancho Shares minus the number of Rancho Makeup Shares.

                  "NET RENTAL INCOME", when used with respect to an Apartment Project for any calendar month, means the rental income for such month, determined on the cash basis and in the same manner as the actual "Net Rental Income" for the month of April, 1998 was determined pursuant to that certain statement ("FIRST QUARTER OPERATING STATEMENT") for such Apartment Project captioned "Cash Flow Income Statement, Year to Date: 01 Jan 1998 Thru 30 Apr 1998".

                  "9.8% TEST" has the meaning specified in Section 2.15.

                  "1934 ACT" has the meaning specified in Section 12.03E.

                  "OP UNITS" means units of limited partnership interest in the Operating Partnership.

                  "OWNER'S POLICY" has the meaning specified in Section 5.01.

                  "PARTNERS", when used with respect to a Partnership, means the general and limited partners of such Partnership at the time of determination.

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





                  "PARTNERSHIP ENDING RETURN" has the meaning specified in
Section 14.03.

                  "PARTNERSHIP INTEREST" shall mean the interest of a Partner in a Partnership.

                  "PARTNERSHIP MATERIAL ADVERSE CHANGE" has the meaning specified in Section 8.07(b).

                  "PARTNERSHIP MATERIAL ADVERSE EFFECT" has the meaning specified in Section 8.16.

                  "PARTNERSHIP PERCENTAGE" when used with respect to a Partner in a Partnership means the proportionate share, expressed as a percentage, of a distribution of "Net Cash from Sales or Refinancing" (as such term is defined in the Limited Partnership Agreement of such Partnership) to which such Partner would be entitled, assuming that such distribution was (a) made (i) in the case of each Partnership other than the Rancho Las Palmas Partnership on the Contribution Date and (ii) in the case of the Rancho Las Palmas Partnership on the Rancho Issue Date and (b) in an amount in cash equal to (x) the Net Partnership Value of such Partnership in the case of each Partnership other than the Rancho Las Palmas Partnership and (y) the Rancho Value in the case of the Rancho Las Palmas Partnership provided, however, that any computation of the Partnership Percentage of a Partner in a Partnership shall be deemed to be the Partnership Percentage of such Partner in such Partnership immediately preceding the Corporate Merger Effective Time in the case of Ewing and the Contribution Date in the case of each Ewing Limited Partner.

                  "PARTNERSHIPS" means, individually and collectively, the Buena Vista Partnership, the Belcourt Partnership, the Turtle Cove Partnership, the Camino Real Partnership, the Rancho Las Palmas Partnership, the Los Arboles Partnership, and the Turtle Rock Partnership.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PENSION PLAN", when used with respect to any Person, means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which such Person sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "PERMITTED EXCEPTIONS" has the meaning specified in Section 5.01.
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





                  "PERSON" means an individual, firm, corporation, division, operation, partnership, limited liability company, joint venture, trust, unincorporated association, government or any agency or political subdivision thereof or any other entity.

                  "PERSONAL PROPERTY" means all tangible personal property located on the respective Lands or related Improvements and used in connection with the operation thereof, all tenant leases of the respective Land or related Improvements, the leasehold interests in personal property leased to a Partnership (but excluding tangible personal property owned by tenants and the interest of any lessor in any personal property leased or rented to any Partnership), and accounts receivable and service agreements pertaining to the respective Lands and Improvements.

                  "PERSONALTY LEASES" has the meaning specified in Section 8.09B(15).

                  "PET FEES" and "MONTH TO MONTH FEES" for the Target Month, when used with respect to an Apartment Project, have the same meanings as such terms have for the month of April, 1998 in the First Quarter Operating Statement for such Apartment Project and shall be calculated in the same manner (except that the same shall relate to the Target Month rather than the month of April).

                  "PLAN", when used with respect to any Person, means an employee benefit plan (as defined in Section 3(3) of ERISA) which such Person sponsors or maintains or to which such Person makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "POST-CLOSING PERIOD" has the meaning specified in Section 14.01B.

                  "PROPERTY" or "PROPERTIES" means the respective Land, Improvements and Personal Property constituting the Apartment Projects.

                  "RANCHO BASIC CLOSING OP UNITS" has the meaning specified in
Section 3.02(g).

                  "RANCHO CONSTRUCTION CONTRACT" means that certain construction contract between Rancho Las Palmas Partnership, as owner, and EPI Property Development, L.P. ("CONTRACTOR/MANAGER"), as contractor, dated February 7, 1997.

          "RANCHO EXTRAORDINARY TRANSACTION MARKET PRICE" means, in the event the Company announces or otherwise publicly discloses a completed or proposed merger, acquisition, financing or other extraordinary transaction, any such announcement or other public disclosure constituting conclusive evidence that the transaction or proposed transaction at issue constitutes an "extraordinary transaction" for the purposes of this definition (other than the announcement or other public disclosure of a stock repurchase program), on or after the Effective Date and on or prior to the Trading Day immediately preceding the Rancho Issue Date, the average of the Market Prices of a Summit Share for


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



the ten (10) consecutive Trading Days ending with the Trading Day immediately preceding the date of such announcement or other public disclosure. In the event of announcements or public disclosures of consecutive transactions, there shall be an Extraordinary Transaction Market Price with respect to each such announcement or disclosure.

                  "RANCHO ISSUE DATE" means the tenth (10th) Business Day following the date of receipt by Summit of a Rancho Issue Election.

                  "RANCHO ISSUE ELECTION" has the meaning set forth in Section 2.10.

                  "RANCHO MAKEUP OP UNITS" means, collectively, the Buena Vista Rancho Makeup OP Units, the Belcourt Rancho Makeup OP Units, the Turtle Cove Rancho Makeup OP Units, the Camino Real Rancho Makeup OP Units, the Los Arboles Rancho Makeup OP Units, and the Turtle Rock Rancho Makeup OP Units.

                  "RANCHO MAKEUP SHARES" means such number of Summit Shares as shall be required to be issued so that the aggregate value of the Basic Closing Shares (valued at the Closing Market Price), cash, Additional Closing Shares (valued at the Closing Market Price) and Rancho Makeup Shares (valued at the Closing Market Price) received by the Ewing Stockholders in connection with the Corporate Merger shall equal the aggregate value of the Basic Closing Shares, cash, and Additional Closing Shares, if any, the Ewing Stockholders would have received in connection with the Corporate Merger if the Net Partnership Value of each of the Partnerships had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  "RANCHO MANAGEMENT AGREEMENT" has the meaning specified in
Section 12.01B.

          "RANCHO MARKET PRICE" means (a) if the Rancho Issue Date occurs on or before the ninetieth (90th) day following the Closing Date, the Closing Market Price or (b) if the Rancho Issue Date occurs after the ninetieth (90th) day following the Closing Date, the lowest of (i) the average of the Market Prices of a Summit Share for the ten (10) consecutive Trading Days ending with the Trading Day immediately preceding the Rancho Issue Date, (ii) the Rancho Repurchase Market Price, if any, and (iii) the Rancho Extraordinary Transaction Market Price, if any, or the lowest Rancho Extraordinary Market Price if more than one, provided, however, that in no event shall the Rancho Market Price be less than $18.50 or greater than $21.50.

                  "RANCHO NET OPERATING INCOME" has the meaning specified in the definition of Rancho Value.

                  "RANCHO PURCHASE PRICE" has the meaning specified in Section 2.11.

                  "RANCHO RECONVEYANCE ELECTION" has the meaning specified in
Section 2.11.

          "RANCHO REPURCHASE MARKET PRICE" means, in the event the Company announces or otherwise publicly discloses the commencement or proposed commencement of a stock repurchase program on or after the Effective Date and on or prior to the Trading Day immediately preceding the Rancho Issue Date, the average of the Market Prices of a Summit Share for the ten (10) consecutive Trading Days ending with the Trading Day immediately preceding the date of such announcement or other public disclosure.

          "RANCHO VALUE" means $28,000,000.00 plus the Rancho Premium, if any, but not in excess of $30,900,000, minus 16.88% of the Estimated Ewing Expenses. For the purposes of this definition "RANCHO PREMIUM" means the quotient obtained by dividing (a) the Rancho Net Operating Income for the Measuring Period times 12 minus $2,400,000 by (b) .085. In addition, for the purpose of this definition
(a) "MEASURING PERIOD" means the last full calendar month prior to the calendar month in which Ewing gives the Rancho Issue Election, and (b) "RANCHO NET OPERATING INCOME" shall mean the net operating income of the Apartment Project known as "Rancho Las Palmas" determined on the same basis as net operating income was determined for the other Apartment Projects for the month of April, 1998 pursuant to the First Quarter Operating Statements except that in determining Rancho Net Operating Income for the Measuring Period, expenses shall be deemed to be $1,793,458.00.

                   "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights and LockUp Agreement to be entered into among Summit, the Ewing Limited Partners and the Ewing Stockholders as of the Closing in the form attached hereto as Exhibit "C."

                  "REIT" has the meaning specified in Section 10.04.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "RULES" has the meaning specified in Section 16.10.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and any similar federal statute and the rules and regulations thereunder, all as the same may be in effect from time to time.

                  "SERVICE AGREEMENTS" has the meaning specified in Section 7.10B(3).

                  "SERVICE CONTRACTS" has the meaning specified in Section 8.09B(15).

                  "SHORTFALL AMOUNT", when used with respect to a Partnership, means such Partnership's proportionate share of the Aggregate Shortfall Amount, calculated by multiplying the Aggregate Shortfall Amount by a fraction, the numerator of which is the amount ("DEFICIENCY AMOUNT"), if any, by which (A) the Net Rental Income plus the Pet Fees and Month to Month Fees for the Target Month with respect to the Apartment Project of such Partnership, shall be less than
(B) the sum of the Target Amount plus the Pet Fees and Month to Month Fees for the Target Month with respect to such Apartment Project, and the denominator of which is the aggregate Deficiency Amounts with respect to all Apartment Projects (other than Rancho Las Palmas) for which there shall be Deficiency Amounts.

                  "SSILP" has the meaning specified in Section 5.01.

                  "SUMMIT EMPLOYED PERSON" has the meaning specified in Section 12.04.

                  "SUMMIT LIMITED PARTNERSHIP AGREEMENT" has the meaning specified in Section 10.03.

                  "SUMMIT SHARES" means shares of the Common Stock, par value $.01 per share, of Summit.

                  "SURVIVING CORPORATION" has the meaning specified in Section 2.01.

                  "TARGET AMOUNT", when used with respect to an Apartment Project, means the amount set forth opposite such Apartment Project's name below:

Buena Vista                                         $     369,297.00
Belcourt                                            $     176,612.00
Turtle Cove                                         $     254,358.00
Camino Real                                         $     261,869.00
Los Arboles                                         $     300,915.00
Turtle Rock                                         $     169,866.00
                                                    ----------------
Total                                               $   1,532,917.00

                  "TARGET MONTH" has the meaning specified in the definition of Aggregate Shortfall Amount.

                  "TAXES" means all federal, state, county, local, foreign and other taxes and governmental assessments, including, but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax and interest, whether disputed or not.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                   "THIRD PARTY" has the meaning specified in Section 12.03E.

                  "TITLE COMPANY" has the meaning specified in Section 5.01.

                  "TRADING DAY" means any day for which trades in Summit Shares are reported on the New York Stock Exchange Composite Tape.

                  "TRANSFER AND GAINS TAXES" has the meaning specified in
Section 11.02.

                  "TURTLE COVE ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(c).

                  "TURTLE COVE BASIC CLOSING OP UNITS" has the meaning specified in Section 3.02(c).

                  "TURTLE COVE RANCHO MAKEUP OP UNITS" has the meaning specified in Section 3.03(c).

                  "TURTLE ROCK ADDITIONAL CLOSING OP UNITS" has the meaning specified in Section 3.02(f).

                  "TURTLE ROCK BASIC CLOSING OP UNITS" has the meaning specified in Section 3.02(f).

                  "TURTLE ROCK RANCHO MAKEUP OP UNITS" has the meaning specified in Section 3.03(f).

                  "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                           ARTICLE 2. CORPORATE MERGER

                  2.01 THE CORPORATE MERGER. Subject to the terms and conditions of this Agreement, at the Corporate Merger Effective Time (as hereinafter defined), Ewing shall be merged with and into Summit (the "CORPORATE MERGER") in accordance with the laws of the State of Maryland and the State of Ohio. Following the Corporate Merger, the separate corporate existence of Ewing shall cease, and Summit shall continue as the surviving corporation (the "SURVIVING CORPORATION").

          2.02 CORPORATE MERGER EFFECTIVE TIME. On or after the Closing Date and as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 5 and 6 hereof Summit and Ewing shall cause the Corporate Merger to be consummated by executing and delivering (i) Articles of Merger consistent with this Agreement and in form and substance reasonably satisfactory to Summit and Ewing (the "CORPORATE ARTICLES OF MERGER") and filing the same with the State Department of Assessments and Taxation of the State of Maryland, and (ii) a Certificate of Merger consistent with this Agreement and in form and substance reasonably satisfactory to Summit and Ewing (the "CORPORATE CERTIFICATE OF MERGER") and filing the same with the Secretary of State of the State of Ohio. In accordance with the relevant provisions of the Maryland General Corporation Law and the Ohio General Corporation Law, the Corporate Merger shall become effective at the date and time (the "CORPORATE MERGER EFFECTIVE TIME") that is the later of (i) the date and time at which the Corporate Articles of Merger are accepted for filing by the State Department of Assessments and Taxation of the State of Maryland, and (ii) the date and time at which the Corporate Certificate of Merger is accepted for filing by the Ohio Secretary of State.

                  2.03 EFFECTS OF THE CORPORATE MERGER. At and after the Corporate Merger Effective Time, the effect of the Corporate Merger shall be as provided by applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Corporate Merger Effective Time all property, rights, privileges, powers and franchises of Summit and Ewing shall vest in the Surviving Corporation, and all debts, liabilities and duties of Summit and Ewing shall become the debts, liabilities, and duties of the Surviving Corporation.

          2.04 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Summit, as in effect immediately prior to the Corporate Merger Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Bylaws of Summit, as in effect immediately prior to the Corporate Merger Effective Time, shall be the Bylaws of the Surviving Corporation until amended as provided therein or by applicable law.

          2.05 DIRECTORS AND OFFICERS. The Directors of Summit as of the Corporate Merger Effective Time shall be the Directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors shall be duly elected and qualified, as the case may be. The officers of Summit as of the Corporate Merger Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

                  2.06 REGISTERED AND PRINCIPAL OFFICE OF SURVIVING CORPORATION; FOREIGN QUALIFICATION. The registered office of the Surviving Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The principal office of the Surviving Corporation is located at 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28281.

                  2.07 CONVERSION OF SHARES.

                  (a) Each share of the Capital Stock of Ewing outstanding immediately before the Corporate Merger Effective Time shall, at the Corporate Merger Effective Time, by virtue of the Corporate Merger and without any action on the part of the holders thereof, be converted into the right to receive a proportionate share (based on the proportion (calculated to four decimal points) that one share of the Capital Stock of Ewing bears to the aggregate number of shares of the Capital Stock of Ewing outstanding at the Corporate Merger Effective Time) of each of the following: (1) the Basic Closing Shares, subject to the rights of the Ewing Stockholders to elect to receive cash in lieu of Summit Shares in the manner and to the extent provided in Sections 2.08 and 2.15, (2) the Additional Closing Shares, when and if issued, (3) the Rancho Makeup Shares, when and if issued, and (4) Ewing's Partnership Percentage in Rancho Las Palmas multiplied by the number of Net Rancho Shares, when and if issued. Notwithstanding any other provision of this Agreement, any shares of the Capital Stock of Ewing which are held in the treasury of Ewing immediately prior to the Corporate Merger Effective Time shall not be converted but shall be cancelled.

                  (b) Each Summit Share issued and outstanding immediately before the Corporate Merger Effective Time shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of the Common Stock of the Surviving Corporation as of the Corporate Merger Effective Time.

                  2.08 CASH ELECTION. Subject to Section 2.15, each Ewing Stockholder may elect to receive cash at a rate equal to the Closing Market Price per Summit Share in lieu of all or a portion of the Basic Closing Shares to which such Ewing Stockholder is otherwise entitled by filing an election in the form of Exhibit "E-1" hereto with Summit prior to the issuance of the Basic Closing Shares, provided, however, that Summit and the Operating Partnership shall not be required to pay cash in connection with any such elections or any elections under Section 3.04 in an aggregate amount exceeding $8,000,000 minus any adjustment pursuant to Section 2.15 hereof (the "MAXIMUM CASH AMOUNT"). The apportionment of the Maximum Cash Amount among the Ewing Stockholders and the Ewing Limited Partners shall be as agreed by them.

                  2.09 ADDITIONAL CLOSING SHARES AND ADDITIONAL CLOSING OP UNITS. In the event that after giving effect to the elections of the Ewing Stockholders to receive cash in lieu of Basic Closing Shares pursuant to Sections 2.08 and 2.15 hereof, the aggregate number of Summit Shares issuable in connection with the Corporate Merger (the "BASIC NUMBER OF CLOSING SHARES") is less than 50% of the sum (such sum being herein referred to as the "MAXIMUM NUMBER OF SHARES") of (a) the Basic Number of Closing Shares and (b) the number of Rancho Makeup Shares and Net Rancho Shares which would be issuable pursuant to Section 2.10, assuming a Rancho Value of $30,900,000.00 and a Rancho Market Price of $18.50 (the "MAXIMUM AGGREGATE RANCHO SHARES"), then Summit shall issue such additional number of Summit Shares (the "ADDITIONAL CLOSING SHARES") as shall be required so that (a) the sum of (i) the Basic Number of Closing Shares, and (ii) the number of Additional Closing Shares shall be equal to at least 50% of the Maximum Number of Shares. In addition, in the event that after giving effect to the elections of the Ewing Limited Partners to receive cash in lieu of Buena Vista Basic Closing OP Units, Belcourt Basic Closing OP Units, Turtle Cove Basic Closing OP Units, Camino Real Basic Closing OP Units, Los Arboles Basic Closing OP Units, or Turtle Rock Basic Closing OP Units, as the case may be, pursuant to Sections
3.04 and 2.15 hereof, the aggregate number of OP Units issuable in connection with the Contribution Transaction (the "BASIC NUMBER OF CLOSING OP UNITS") is less than 50% of the sum (the "MAXIMUM NUMBER OF OP UNITS") of (a) the Basic Number of OP Units and (b) the number of Rancho Makeup OP Units and Net Rancho OP Units which would be issuable pursuant to Section 2.10, assuming a Rancho Value of $30,900,000.00 and a Rancho Market Price of $18.50 (the "MAXIMUM AGGREGATE RANCHO OP UNITS"), then the Operating Partnership shall issue such additional number of OP Units (the "ADDITIONAL CLOSING OP UNITS") as shall be required so that (a) the sum of (i) the Basic Number of Closing OP Units, and
(ii) the number of Additional Closing OP Units shall be equal to at least 50% of the Maximum Number of OP Units.

                  2.10 RANCHO SHARES/OP UNITS. In the event that the Net Rental Income of the Apartment Project known as Rancho Las Palmas for any calendar month is equal to or greater than 85% of the greater of (i) the Gross Potential Income of such Apartment Project for such calendar month determined on the same basis as Gross Potential Income was determined for the other Apartment Projects for the month of April, 1998 pursuant to the First Quarter Operating Statements, and (ii) $379,910.00, Rancho II may cause Summit and the Operating Partnership to issue and deliver the Aggregate Rancho Shares and the Aggregate Rancho OP Units. Such election may be exercised by Rancho II by delivering to Summit and the Operating Partnership a Rancho Issue Election substantially in the form of Exhibit "F-1" hereto (the "RANCHO ISSUE ELECTION") which shall set forth (i) Rancho II's election to cause the Aggregate Rancho Shares and the Aggregate Rancho OP Units to be issued, (ii) the Net Rental Income of the Apartment Project known as Rancho Las Palmas for such calendar month, and (iii) a calculation of the Rancho Value. In the event of the receipt by Summit of a Rancho Issue Election, Summit and the Operating Partnership shall issue and deliver the Aggregate Rancho Shares and the Aggregate Rancho OP Units, respectively, in accordance with the terms of this Agreement. "AGGREGATE RANCHO SHARES" means the number of Summit Shares determined by (i) dividing the Rancho Value by the Rancho Market Price, (ii) multiplying the result obtained in clause
(i) by Ewing's Partnership Percentage in the Rancho Las Palmas Partnership immediately prior to the Corporate Merger Effective Time, and (iii) subtracting from the result obtained in clause (ii) the number of Additional

Closing Shares, if any. The Aggregate Rancho Shares shall consist of the Rancho Makeup Shares and the Net Rancho Shares and shall be issued and delivered on the Rancho Issue Date. "AGGREGATE RANCHO OP UNITS" shall mean the aggregate number of OP Units determined by dividing the Rancho Value by the Rancho Market Price and deducting therefrom the number of Additional Rancho OP Units, if any. The Aggregate Rancho OP Units shall consist of the Rancho Makeup OP Units and the Net Rancho OP Units.

                  2.11 RECONVEYANCE OF RANCHO LAS PAMAS. In the event that Rancho II has not delivered a Rancho Issue Election on or before December 31, 1999, at any time thereafter, Rancho II may elect to have the Apartment Project known as Rancho Las Palmas conveyed to it for a purchase price (the "RANCHO PURCHASE PRICE") equal to the sum of (a) the greater of (a) $1.00 and (b) an amount equal to the product of (i) the sum of the number of Additional Closing Shares, if any, and the Additional Closing OP Units, if any, and (ii) the Closing Market Price and (2) the aggregate amount of all dividends paid by Summit with respect to the Additional Closing Shares subsequent to the Corporate Merger Effective Time and all distributions made by the Operating Partnership with respect to the Additional Closing OP Units subsequent to the Contribution Date, by delivering to Summit a Rancho Reconveyance Election substantially in the form of Exhibit "F-2" hereto (the "RANCHO RECONVEYANCE ELECTION"). The conveyance of the Apartment Project known as Rancho Las Palmas to Rancho II shall be subject to, and in accordance with, the terms and conditions of Exhibit "G' hereto. In the event that the Apartment Project known as Rancho Las Palmas is so conveyed to Rancho II, Rancho II shall, within thirty (30) Business Days following such reconveyance, pay to each Ewing Stockholder and each Ewing Limited Partner of each Partnership other than Rancho Las Palmas an amount equal to the value (based on the Closing Market Price) of the Rancho Makeup Shares or Rancho Makeup OP Units, as the case may be, which would have been issued to such Stockholder or Ewing Limited Partner if Rancho II had delivered a Rancho Issue Election.

          2.12 SURRENDER OF EWING CERTIFICATES. Promptly following the Corporate Merger Effective Time, Summit will make available for exchange in accordance with this Section 2.12 certificates, representing the aggregate number of Basic Closing Shares and Additional Closing Shares, if any, issuable pursuant to
Section 2.07 hereof and cash payable pursuant to Section 2.08 hereof in exchange for certificates (the "CERTIFICATES") formerly representing the outstanding shares of the Capital Stock of Ewing. Promptly following the Corporate Merger Effective Time, the Ewing Stockholders shall deliver to Summit or to such agent as shall have been appointed by Summit for such purpose, the Certificates. Upon surrender of a Certificate for cancellation to Summit or such agent, the Ewing Stockholder surrendering the same shall be entitled to receive in exchange therefor a certificate, dated the date on which the Corporate Merger Effective Time occurred, representing the whole number of Basic Closing Shares and Additional Closing Shares, if any, to which such Ewing Stockholder is entitled pursuant to Section 2.07 hereof and a check for the amount of cash to which such holder is entitled pursuant to Section 2.08 hereof, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate which, prior to the Corporate Merger Effective Time represented shares of the Capital Stock of Ewing shall be deemed from and after the Corporate Merger Effective Time, for all corporate purposes, to evidence the right to receive the number of whole Basic Closing Shares, Additional Closing Shares, and cash into which such shares of the Capital Stock of Ewing shall have been converted in accordance with the provisions of Section 2.07. The Ewing Stockholders shall be deemed to be shareholders of Summit as of the Corporate Merger Effective Time with respect to the Closing Shares and Additional Closing Shares, if any, to which they are entitled pursuant to Section 2.07 hereof.

          2.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and the delivery to Summit of an indemnity in form reasonably satisfactory to Summit against any claim that may be made against Summit with respect to such Certificate, Summit shall deliver or cause to be delivered in exchange for such lost, stolen or destroyed Certificate the Basic Closing Shares, Additional Closing Shares and cash to which the holder thereof is entitled under this Agreement with respect to the shares represented by such Certificate.

          2.14 FRACTIONAL SHARES. No certificates or scrip or Summit Shares representing fractional Summit Shares shall be issued in connection with the Corporate Merger. In lieu of the issuance of fractional Summit Shares, the number of Summit Shares issuable to each Ewing Stockholder shall be rounded to the nearest full share, provided, however, that if such rounding would otherwise increase or decrease the aggregate number of Summit Shares otherwise issuable, such rounding shall be adjusted so as not to increase or decrease such number of shares.

          2.15 9.8% LIMITATION. It is the intention of the parties that after giving effect to the Corporate Merger, the Contribution Transaction and the issuance of the Aggregate Rancho Shares/OP Units, if issued, no Ewing Stockholder or Ewing Limited Partner shall own or be deemed to own under the applicable attribution rules under the Code more than 9.8% of the outstanding Summit Shares, assuming the exchange of any OP Units so owned for Summit Shares (the "9.8% TEST"). In the event that at the Closing Date and after giving effect to the Corporate Merger, the Contribution Transaction, and the issuance of the Maximum Aggregate Rancho Shares and the Maximum Aggregate Rancho OP Units on a pro forma basis, any Ewing Stockholder or Ewing Limited Partner would not meet the 9.8% Test, each such Ewing Stockholder and Ewing Limited Partner shall elect to receive cash in lieu of Summit Shares or OP Units pursuant to the provisions of Section 2.08 and 3.04 hereof in a sufficient amount so that such Ewing Stockholder or Ewing Limited Partner would meet the 9.8% Test on such pro forma basis. To the extent that one or more Ewing Stockholders or Ewing Limited Partners is required to elect cash in lieu of Summit Shares or OP Units pursuant to the provisions of this Section 2.15 shall be exempt from the limitations of Sections 2.08 and 3.04 to the extent of such requirement, and the aggregate amount of cash required to be elected by all Ewing Stockholders and Ewing Limited Partners pursuant to this Section

2.15, he shall be deducted from the maximum amount of cash otherwise available to all other Ewing Stockholders and Ewing Limited Partners pursuant to the provisions of Sections 2.08 and 3.04.

          2.16 ADJUSTMENTS. In the event of any reclassification, stock split, combination or stock dividend with respect to Summit Shares or any change or conversion of Summit Shares into other securities (or if a record date with respect to any of the foregoing should occur prior to the Corporate Merger Effective Time or the Rancho Issue Date, as the case may be) appropriate and proportionate adjustments, if any, shall be made to the number and type of securities into which the shares of Capital Stock of Ewing are converted pursuant to Section 2.07 hereof.

          2.17 FURTHER ASSURANCES. At and after the Corporate Merger Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Ewing, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of Ewing, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties, or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Corporate Merger.

                       ARTICLE 3. CONTRIBUTION TRANSACTION

                  3.01 THE CONTRIBUTION TRANSACTION. (a) Subject to the terms and conditions of this Agreement and immediately following the Corporate Merger Effective Time, the Ewing Limited Partners shall contribute all of their respective Partnership Interests in the Partnerships (collectively, the "EWING PARTNERSHIP INTERESTS") to the Operating Partnership, and the Operating Partnership agrees to accept the Ewing Partnership Interests from the Ewing Limited Partners. The Ewing Limited Partners intend and the Operating Partnership acknowledges the Ewing Limited Partners' intention that such contribution and acceptance (the "CONTRIBUTION TRANSACTION") be treated as a contribution governed by Section 721 of the Code. The date on which the Contribution Transaction is consummated is referred to herein as the "CONTRIBUTION DATE".

          (b) The Operating Partnership and the Ewing Limited Partners agree that, for purposes of Section 7.04(c) of the Code, the Net Partnership Value in the case of each Partnership other than the Rancho Las Palmas Partnership and the Rancho Value in the case of the Rancho Las Palmas Partnership will be allocated among the various components of the Property of such Partnership in a manner to be reasonably agreed upon by the Operating Partnership and Ewing prior to the Closing. The method under Section 704(c) of the Code used by the Operating Partnership with respect to any Property (or any property received in exchange for such Property in a like-kind exchange) to adjust for discrepancies between the agreed upon value of the various components of the Property and the adjusted tax basis of such components will be the "traditional method," as set forth in Treasury Regulation Section 1.704-3(c)(1).

          3.02 INITIAL CONSIDERATION FOR CONTRIBUTION. In exchange for the contribution of the Partnership Interests and upon the execution and delivery by the Ewing Limited Partners of an amendment to the Summit Limited Partnership Agreement in the form attached hereto as Exhibit "D", the Operating Partnership will distribute to the Ewing Limited Partners, subject to the rights of the Ewing Limited Partners to elect to receive cash in lieu of OP Units in the manner and to the extent provided in Sections 2.15 and 3.16 hereof, OP Units as follows:

                  (a) To each Ewing Limited Partner of the Buena Vista Partnership (1) a number OP Units (collectively for all the Ewing Limited Partners of the Buena Vista Partnership, the "BUENA VISTA BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Buena Vista Partnership times the Net Partnership Value of the Buena Vista Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Buena Vista Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Buena Vista Partnership bears to (y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Buena Vista Partnership, the "BUENA VISTA ADDITIONAL CLOSING OP UNITS).


                  (b) To each Ewing Limited Partner of the Belcourt Partnership
(1) a number OP Units (collectively for all the Ewing Limited Partners of the Belcourt Partnership, the "BELCOURT BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Belcourt Partnership times the Net Partnership Value of the Belcourt Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Belcourt Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Belcourt Partnership bears to
(y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Belcourt Partnership, the "BELCOURT ADDITIONAL CLOSING OP UNITS).

                  (c) To each Ewing Limited Partner of the Turtle Cove Partnership (1) a number OP Units (collectively for all the Ewing Limited Partners of the Turtle Cove Partnership, the "TURTLE COVE BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Turtle Cove Partnership times the Net Partnership Value of the Turtle Cove Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Turtle Cove Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Turtle Cove Partnership bears to (y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Turtle Cove Partnership, the "TURTLE COVE ADDITIONAL CLOSING OP UNITS).

                  (d) To each Ewing Limited Partner of the Camino Real Partnership (1) a number OP Units (collectively for all the Ewing Limited Partners of the Camino Real Partnership, the "CAMINO REAL BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Camino Real Partnership times the Net Partnership Value of the Camino Real Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Camino Real Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Camino Real Partnership bears to (y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Camino Real Partnership, the "CAMINO REAL ADDITIONAL CLOSING OP UNITS).

                  (e) To each Ewing Limited Partner of the Los Arboles Partnership (1) a number OP Units (collectively for all the Ewing Limited Partners of the Los Arboles Partnership, the "LOS ARBOLES BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Los Arboles Partnership times the Net Partnership Value of the Los Arboles Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Los Arboles Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Los Arboles Partnership bears to (y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Los Arboles Partnership, the "LOS ARBOLES ADDITIONAL CLOSING OP UNITS).

                  (f) To each Ewing Limited Partner of the Turtle Rock Partnership (1) a number OP Units (collectively for all the Ewing Limited Partners of the Turtle Rock Partnership, the "TURTLE ROCK BASIC CLOSING OP UNITS") equal to the quotient obtained by dividing (i) such Ewing Limited Partner's Partnership Percentage in the Turtle Rock Partnership times the Net Partnership Value of the Turtle Rock Partnership by (ii) the Closing Market Price and (2) a proportionate share of the Additional Closing OP Units, when and if issued, based on the proportion (calculated to four decimal points) that (x) the number of Additional Closing OP Units to which such Ewing Limited Partner would have been entitled had no amount been deducted from the Basic Partnership Value of the Turtle Rock Partnership pursuant to clause (ii) of the definition of Net Partnership Value in determining the Net Partnership Value of the Turtle Rock Partnership bears to (y) the aggregate number of Additional Closing OP Units to which all Ewing Limited Partners would have been entitled had no amounts been deducted from the Basic Partnership Value of any Partnership in determining the Net Partnership Value of the Partnerships (collectively for all the Ewing Limited Partners of the Turtle Rock Partnership, the "TURTLE ROCK ADDITIONAL CLOSING OP UNITS).

                  (g) To each Ewing Limited Partner of the Rancho Las Palmas Partnership a proportionate share (based on the proportion (calculated to four decimal points) that the Partnership Percentage of such Ewing Limited Partner bears to the sum of the Partnership Percentages of all Ewing Limited Partners of the Rancho Las Palmas Partnership) of one thousand (1,000) OP Units (rounded to the nearest full OP Unit) (the "RANCHO BASIC CLOSING OP UNITS").

                  3.03 ADDITIONAL CONSIDERATION FOR CONTRIBUTION. If required by the provisions of Section 2.10 hereof and as additional consideration for the contribution of the Ewing Partnership Interests, on the Rancho Issue Date the Operating Partnership will distribute to the Ewing Limited Partners the Rancho Makeup OP Units and the Net Rancho OP Units as follows:

                  (a) To each Ewing Limited Partner of the Buena Vista Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Buena Vista Partnership, the "BUENA VISTA RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Buena Vista Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Buena Vista Basic Closing OP Units, cash, and Buena Vista Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Buena Vista Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (b) To each Ewing Limited Partner of the Belcourt Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Belcourt Partnership, the "BELCOURT RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Belcourt Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Belcourt Basic Closing OP Units, cash, and Belcourt Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Belcourt Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (c) To each Ewing Limited Partner of the Turtle Cove Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Turtle Cove Partnership, the "TURTLE COVE RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Turtle Cove Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Turtle Cove Basic Closing OP Units, cash, and Turtle Cove Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Turtle Cove Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (d) To each Ewing Limited Partner of the Camino Real Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Camino Real Partnership, the "CAMINO REAL RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Camino Real Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Camino Real Basic Closing OP Units, cash, and Camino Real Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Camino Real Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (e) To each Ewing Limited Partner of the Los Arboles Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Los Arboles Partnership, the "LOS ARBOLES RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Los Arboles Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Los Arboles Basic Closing OP Units, cash, and Los Arboles Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Los Arboles Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (f) To each Ewing Limited Partner of the Turtle Rock Partnership such number of OP Units (collectively for all the Ewing Limited Partners of the Turtle Rock Partnership, the "TURTLE ROCK RANCHO MAKEUP OP UNITS") as shall be required to be issued so that the aggregate value of the Turtle Rock Basic Closing OP Units (valued at the Closing Market Price), cash, Additional Closing OP Units (valued at the Closing Market Price), and Rancho Makeup OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction shall equal the aggregate value of the Turtle Rock Basic Closing OP Units, cash, and Turtle Rock Additional Closing OP Units, if any, such Ewing Limited Partner would have received in connection with the Contribution Transaction if the Net Partnership Value of the Turtle Rock Partnership had been determined without deducting any amount from said value pursuant to clause (ii) of the definition of Net Partnership Value.

                  (g) To each Ewing Limited Partner of the Rancho Las Palmas Partnership a proportionate share (based on the proportion (calculated to four decimal points) that the Partnership Percentage of such Ewing Limited Partner bears to the sum of the Partnership Percentages of all Ewing Limited Partners of the Rancho Las Palmas Partnership) of the Net Rancho OP Units.

                  3.04 CASH ELECTION. Subject to Section 2.15, the Ewing Limited Partners may elect to receive cash at a rate equal to the Closing Market Price per OP Unit in lieu of all or a portion of the Buena Vista Basic Closing OP Units, Belcourt Basic Closing OP Units, Turtle Cove Basic Closing OP Units, Camino Real Basic Closing OP Units, Los Arboles Basic Closing OP Units, or Turtle Rock Basic Closing OP Units, as the case may be, to which such Ewing Limited Partner is otherwise entitled pursuant to the provisions of Section 3.02 hereof by filing an election in the form of Exhibit "E-2" hereto with the Operating Partnership prior to the issuance of the Basic Closing OP Units. In addition if the Rancho Issue Date occurs, the Ewing Limited Partners of the Rancho

Las Palmas Partnership may elect to receive cash at a rate equal to the Rancho Market Price per OP Unit in lieu of all or a portion of the Net Rancho OP Units to which such Ewing Limited Partner is otherwise entitled pursuant to the provisions of Section 3.03 hereof by filing an election substantially in the form of Exhibit "E-2" (with appropriate variations to reflect the fact that it relates to the Rancho Issue Date and the Net Rancho OP Units) with the Operating Partnership prior to the issuance of the Net Rancho OP Units. Notwithstanding the foregoing, Summit and the Operating Partnership shall not be required to pay cash in connection with any such elections or any elections under this Section 3.04, Section 2.08 and Section 2.15 hereof in an aggregate amount exceeding the Maximum Cash Amount.

          3.05 FRACTIONAL OP UNITS. No certificates or scrip or OP Units representing fractional OP Units shall be issued in connection with the Contribution Transaction. In lieu of the issuance of fractional OP Units, the number of OP Units issuable to each Ewing Limited Partner shall be rounded to the nearest full OP Unit, provided, however, that if such rounding would otherwise increase or decrease the aggregate number of OP Units otherwise issuable, such rounding shall be adjusted so as not to increase or decrease such number of OP Units.

          3.06 ADJUSTMENTS. In the event of any reclassification, stock split, combination, or stock dividend with respect to Summit Shares or the OP Units or any change or conversion of Summit Shares or the OP Units into other securities (or if a record date with respect to any of the foregoing should occur prior to the Contribution Date or the Rancho Issue Date, as the case may be), appropriate and proportionate adjustments, if any, shall be made to the number and type of OP Units distributable pursuant to the provisions of Section 3.02 or Section 3.03, as the case may be.

                       ARTICLE 4. CLOSING; ESCROW DEPOSIT

          4.01 CLOSING.

          (a) Subject to the conditions set forth in this Agreement, the Closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at a closing conference ("CLOSING CONFERENCE") at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., counsel for Summit, at NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202 (or at such other place as shall be agreed upon by the parties hereto) at 10:00 a.m. local time on the Closing Date. At the Closing Conference, the parties shall deliver the agreements, documents and certificates provided for in Articles 5 and 6 hereof, and subject to the conditions set forth in this Agreement, the Corporate Articles of Merger and the Corporate Certificate of Merger.

          (b) In addition, at Closing, Ewing, the Partnerships, and the Ewing Limited Partners shall deliver to Summit and the Operating Partnership the following documents and instruments, duly executed and, if required, acknowledged:

                  (1) Executed tenant notice letters, dated the date of Closing, containing Ewing's and the Partnerships' authorization to the tenants of the Properties (other than Rancho Las Palmas) for payment of rental directly to the Surviving Corporation, the Operating Partnership, or their managing agents, as applicable, in form reasonably satisfactory to Summit and the Operating Partnership;

                  (2) A rent roll for the Properties containing all the matters described in Section 8.09B(7) hereof, certified by Ewing and the Partnerships to be true, complete and correct in all material respects as of the Closing Date; and

                  (3) Such affidavits as the Title Company shall require to issue its Owner's Policy of Title Insurance without exception for mechanic's or materialmen's liens or rights of parties in possession except for apartment tenants, as apartment tenants and a standard "GAP" indemnity covering the period from the last date that the local rent records are currently indexed to and including the Closing.

                  (c) At Closing (and at certain times subsequent to Closing), prorations shall be made in accordance with Exhibit "J."

                     ARTICLE 5. CONDITIONS PRECEDENT TO THE
                            OBLIGATIONS OF SUMMIT AND
                            THE OPERATING PARTNERSHIP

                  The obligations of Summit and the Operating Partnership to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Summit and the Operating Partnership):

          5.01 TITLE MATTERS; TITLE REPORT. The willingness of Lawyers Title Insurance Corporation, 600 North Pearl Street, Suite 700, Dallas, Texas 75201, Attention Ms. Shirley Fryman (which company in its capacity as Title Insurer hereunder is herein called the ("TITLE COMPANY") to issue to each Partnership on the Closing Date, Owner's Title Insurance Policies in the standard Texas owners form ("OWNER'S POLICY"), and to confirm in writing to Summit Southwest I L.P. ("SSILP") that upon SSILP's acquiring 100% of the partnership interests in such Partnership that it is an insured under said Owner's Policy and which policies show title to the Land and Improvements comprising a part of the Apartment Project owned by such Partnership to be vested of record in such Operating Partnership subject only to the following exceptions to title ("PERMITTED EXCEPTIONS"):

                  (a) Real estate taxes and assessments not yet due and payable;

                  (b) The printed exceptions which appear in the Texas form of owner's policy of title insurance issued by Title Company in the State of Texas;

                  (c) The exceptions on Schedule B of the preliminary title report for the particular Property included in the Land and Improvements, attached hereto as Exhibits "L-1" through "L-7" respectively; and

                  (d) Such additional exceptions to title as shall not render title to the particular Property unmarketable and do not interfere with the current use of such Property.

Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to the each Partnership on the Closing Date owner's title insurance policies in the standard Texas owner's form ("OWNER'S POLICY"), which policies show (i) title to the Land and Improvements to be vested of record in the Operating Partnership, and (ii) the above exceptions to be the only exceptions to title.

          5.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          5.03 PERFORMANCE OF AGREEMENTS. Each of Ewing, the Ewing Stockholders, the Partnerships, and the Ewing Limited Partners shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

          5.04 CHARTER DOCUMENTS. There shall have been delivered to Summit and the Operating Partnership (i) a Certificate, dated within ten days of the Closing date, of the Secretary of State of the State of Ohio listing all charter documents of Ewing on file in the office of said Secretary of State; and (ii) copies of the Articles of Incorporation of Ewing and all amendments thereto, certified as true and correct by the Secretary of State of the State of Ohio within ten days of the Closing Date.

          5.05 CORPORATE GOOD STANDING CERTIFICATES. There shall have been delivered to Summit and the Operating Partnership a Certificate, dated within ten days of the Closing Date, of the Secretary of State of the State of Ohio with respect to the incorporation, subsistence and good standing of Ewing.

          5.06 SECRETARY'S CERTIFICATE OF EWING. There shall have been delivered to Summit and the Operating Partnership a Certificate, dated the Closing Date, of the Secretary of Ewing (i) to the effect that the Articles of Incorporation of Ewing have not been amended since the date of the Certificate referred to in
Section 5.05(i) above; (ii) attaching a true and complete copy of the Code of Regulations of Ewing as in effect on the Closing Date; (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Ewing approving the execution and delivery of this Agreement and authorizing the consummation by Ewing of the transactions contemplated herein; and (iv) attaching a true and complete copy of the resolutions of the stockholders of Ewing approving this Agreement and the consummation of the transactions contemplated herein.

          5.07 INCUMBENCY CERTIFICATE OF EWING. There shall have been delivered to Summit and the Operating Partnership a Certificate, dated the Closing Date, with respect to the incumbency and signatures of all officers of Ewing signing this Agreement and any other certificate, agreement or instrument delivered on behalf of Ewing in connection with this Agreement or the Closing.

          5.08 FORMATION DOCUMENTS. There shall have been delivered to Summit and the Operating Partnership (i) a Certificate, dated within ten days of the Closing date, of the Secretary of State of the State of Texas listing all formation documents of each Partnership on file in the office of said Secretary of State; and (ii) copies of the Certificate of Limited Partnership of each Partnership and all amendments thereto, certified as true and correct by the Secretary of State of the State of Texas within ten days of the Closing Date.

          5.09 PARTNERSHIP GOOD STANDING CERTIFICATES. There shall have been delivered to Summit and the Operating Partnership Certificates, dated within ten days of the Closing Date, of the Secretary of State of the State of Texas with respect to the formation, subsistence and good standing of the Partnerships.

          5.10 GENERAL PARTNERS CERTIFICATES. There shall have been delivered to Summit and the Operating Partnership a Certificate, dated the Closing Date, of the General Partner for each Partnership (i) to the effect that the Certificate of Limited Partnership of such Partnership has not been amended since the date of the Certificate referred to in Section 5.08(i) above and (ii) attaching a true and complete copy of the Limited Partnership Agreement of such Partnership as in effect on the Closing Date.

          5.11 ASSIGNMENTS. Each Ewing Limited Partner shall have executed and delivered to the Operating Partnership an Assignment in the form of Exhibit "H" hereto, dated the Closing Date, of its entire Partnership Interest in each Partnership in which it is a Partner.

          5.12 AMENDMENT. Each Ewing Limited Partner shall have executed and delivered to the Operating Partnership an Amendment to the Summit Limited Partnership Agreement, dated the Closing Date and in the form of Exhibit "D" hereto.

          5.13 OPINION OF COUNSEL. There shall have been delivered to Summit and the Operating Partnership an opinion of Pircher, Nichols & Meeks, counsel to Ewing, dated the Closing Date, and in form and substance satisfactory to Summit and the Operating Partnership, and their counsel, to the effect specified in Exhibit "M" hereto.

          5.14 CONSENTS AND APPROVALS. All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Summit and the Operating Partnership. Without limitation on the foregoing, any Person holding a mortgage, deed of trust or security agreement encumbering the Property or any part thereof, which is to continue after the Closing Date, and whose consent to the transactions herein provided is required in order to avoid default under such mortgage, deed of trust or security agreement, shall have given such consent.

          5.15 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any court or Governmental Entity in which an unfavorable judgment, order or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded, and no temporary restraining order or injunction shall have been issued by any such court or Governmental Entity restraining or prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

          5.16 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Ewing Material Adverse Change or any Partnership Material Adverse Change, and Summit and the Operating Partnership shall have received certificates from Ewing and the applicable Partnerships, dated the Closing Date, certifying to such effect.

          5.17 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings to be taken by Ewing, the Ewing Stockholders, the Partnerships, or the Ewing Limited Partners in connection with this Agreement and the consummation of the transactions contemplated hereby and all documents and instruments delivered by Ewing, the Ewing Stockholders, the Partnerships or the Ewing Limited Partners in connection therewith shall be in form and substance reasonably satisfactory to Summit and the Operating Partnership and their counsel, and Summit and the Operating Partnership shall have received such other documents and instruments as it may reasonably request in connection therewith.

          5.18 CONDEMNATION OR DESTRUCTION OF PROPERTY. No material portion of any Land or the related Improvements shall have been taken pursuant to eminent domain proceedings between the Effective Date and the Closing Date, and the Improvements shall not have been damaged or destroyed by casualty between the Effective Date and the Closing Date where the uninsured portion of the cost of repair of the same exceeds $500,000. In the event that the Improvements have been damaged or destroyed by casualty between the Effective Date and the Closing Date and the uninsured portion of the cost of repair, as reasonably determined by Summit and Ewing, is equal to or less than $500,000, such uninsured portion shall be deducted from the Net Partnership Value of the Partnership owning the Apartment Project of which such Improvements constitute a part.

                  5.19 COURT ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Corporate Merger, the Contribution Transaction, or any of the other transactions contemplated hereby shall be in effect.

                  5.20 E&P STUDY. There shall have been delivered to Summit no later than three (3) Business Days prior to the Closing Date an earnings and profit study on Ewing prepared by Deloitte & Touche, LLP, which report is in form and substance satisfactory to Summit and which indicates that the "earnings and profits" (within the meaning of Section 316 of the Code) of Ewing are not greater than $-0- (the "E&P STUDY"). Summit shall bear and pay the cost of the E&P Study.

                  5.21 ENTITY TRANSFER CERTIFICATES. There shall have been delivered to Summit and the Operating Partnership entity transfer certificates in substantially the same form as Exhibit "N" hereto confirming that none of Ewing, the Ewing Stockholders, the Partnerships, and the Ewing Limited Partners is a "foreign person" as defined in Section 1445(f)(3) of the Code.

                  5.22 REGISTRATION RIGHTS AGREEMENT. The Ewing Stockholders and the Ewing Limited Partners shall have executed and delivered the Registration Rights Agreement.

                  5.23 MASTER LEASE. Ewing Remainder LLC, an Ohio limited liability company, shall have executed and delivered a Master Lease, dated the Closing Date and substantially in the form of Exhibit "S" hereto.

                  5.24 FRUSTRATION OF CLOSING CONDITIONS. Neither Summit nor the Operating Partnership may rely on the failure of any condition set forth in this
Article 5 to be satisfied if such failure was caused by Summit's or the Operating Partnership's failure to use reasonable efforts to consummate the Corporate Merger, the Contribution Transaction, and the other transactions contemplated by this Agreement.

                     ARTICLE 6. CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF EWING, THE EWING STOCKHOLDERS,
                 THE PARTNERSHIPS AND THE EWING LIMITED PARTNERS

         The obligations of Ewing, Ewing Stockholders, the Partnerships and the Ewing Limited Partners to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners):

                  6.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Summit and the Operating Partnership contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          6.02 PERFORMANCE OF AGREEMENTS. Summit and the Operating Partnership shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them on or prior to the Closing Date.

          6.03 CHARTER DOCUMENTS OF SUMMIT. There shall have been delivered to the Ewing Stockholders and the Ewing Limited Partners (i) a Certificate, dated within ten days of the Closing date, of the State Department of Assessments and Taxation of the State of Maryland listing all charter documents of Summit on file in the office of the State Department of Assessments and Taxation of the State of Maryland; and (ii) copies of the Articles of Incorporation of Summit and all amendments thereto, certified as true and correct by the State Department of Assessments and Taxation of the State of Maryland within ten days of the Closing Date.

          6.04 CORPORATE GOOD STANDING CERTIFICATES. There shall have been delivered to the Ewing Stockholders and the Ewing Limited Partners (i) a Certificate, dated within ten days of the Closing Date, of the State Department of Assessments and Taxation of the State of Maryland with respect to the incorporation, subsistence and good standing of Summit and (ii) a certificate of the Secretary of State of the State of Ohio with respect to the registration or qualification to transact business and good standing of Summit in such State.

          6.05 SECRETARY'S CERTIFICATE OF SUMMIT. There shall have been delivered to the Ewing Stockholders and the Ewing Limited Partners a Certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Summit (i) to the effect that the Articles of Incorporation of Summit have not been amended since the date of the Certificate referred to in Section 6.03(i) above; (ii) attaching a true and complete copy of the Bylaws of Summit as in effect on the Closing Date, and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Summit approving the execution and delivery of this Agreement and authorizing the issuance of the Summit Shares and the consummation of the transactions contemplated herein.

          6.06 INCUMBENCY CERTIFICATE OF SUMMIT. There shall have been delivered to the Ewing Stockholders and the Ewing Limited Partners a Certificate, dated the Closing Date, with respect to the incumbency and signatures of all officers of Summit signing this Agreement and any other certificate, agreement or instrument delivered on behalf of Summit in connection with this Agreement or the Closing.

          6.07 FORMATION DOCUMENTS OF OPERATING PARTNERSHIP. There shall have been delivered to Ewing, the Ewing Stockholders, the Partnerships and the Ewing

Limited Partners (i) a Certificate, dated within ten days of the Closing date, of the Secretary of State of the State of Delaware listing all formation documents of the Operating Partnership on file in the office of said Secretary of State; and (ii) copies of the Certificate of Limited Partnership of the Operating Partnership and all amendments thereto, certified as true and correct by the Secretary of State of the State of Delaware within ten days of the Closing Date.

          6.08 OPERATING PARTNERSHIP GOOD STANDING CERTIFICATE. There shall have been delivered to Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners a Certificate, dated within ten days of the Closing Date, of the Secretary of State of the State of Delaware with respect to the formation, subsistence and good standing of the Operating Partnership.

                  6.09 SUMMIT CERTIFICATE. There shall have been delivered to Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners a Certificate, dated the Closing Date, of an officer of Summit (i) to the effect that the Certificate of Limited Partnership of the Operating Partnership has not been amended since the date of the Certificate referred to in Section 6.07(i) above; (ii) attaching a true and complete copy of the Summit Limited Partnership Agreement as in effect on the Closing Date; and (iii) attaching a true and complete copy of the resolutions of the Partners of such Partnership approving the execution and delivery of this Agreement and authorizing the consummation by such Partnership of the transactions contemplated herein.

                  6.10 OPINION OF COUNSEL. There shall have been delivered to the Ewing Stockholders and the Ewing Limited Partners an opinion of Kennedy, Covington, Lobdell & Hickman, L.L.P., counsel to Summit, dated the Closing Date, and in form and substance satisfactory to the Ewing Stockholders, the Ewing Limited Partners, and their counsel, to the effect specified in Exhibit "O" hereto.

          6.11 CONSENTS AND APPROVALS. All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners. Without limitation on the foregoing, any Person holding a mortgage, deed of trust or security agreement encumbering the Property or any part thereof, which is to continue after the Closing Date, and whose consent to the transactions herein provided is required in order to avoid default under such mortgage, deed of trust or security agreement, shall have given such consent.

          6.12 NO LITIGATION. No action, suit or proceeding shall be pending or threatened by or before any court or Governmental Entity in which an unfavorable judgment, order or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded, and no temporary restraining order or injunction shall have been issued by any such court or Governmental

Entity restraining or prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

          6.13 RELEASE OF PERSONAL LIABILITY. In the event there is any personal liability imposed on any of the Ewing Stockholders with respect to Ewing or any of the Property or any of the Ewing Limited Partners with respect to any Partnership or any of the Property (other than as provided in this Agreement), whether under a guaranty or otherwise, and such personal liability relates to principal or interest on a debt or obligation of Ewing or the Partnerships that is specifically mentioned in this Agreement or which is secured by any of the Properties, then such personal liability shall be released by agreements in form and substance satisfactory to the Ewing Stockholders or the Ewing Limited Partners, as the case may be. Notwithstanding the foregoing, it is not a condition to Closing that the Ewing Shareholders or the Ewing Limited Partners be released from liability for fraud, environmental matters and similar nonrecourse carveout liability, but Summit shall indemnify the Ewing Shareholders and Ewing Limited Partners from such liability arising on or after the Closing (except that with respect to Rancho, such indemnification shall be with respect to such liability arising on or after the Rancho Issue Date) based on acts or omissions which occurred after such date.

          6.14 ASSUMPTION FEES. Summit or the Operating Partnership shall have paid any transfer fee, assumption fee or similar charge ("ASSUMPTION FEE") required to be paid pursuant to the terms of the documents and instruments evidencing Mortgage Indebtedness encumbering any Apartment Project (other than Rancho Las Palmas and Camino Real) in connection with the consummation of the transactions contemplated by this Agreement or as a condition precedent to obtaining the consent of the holder of any such Mortgage Indebtedness to the consummation of the transactions contemplated by this Agreement.

          6.15 DISCHARGE OF MORTGAGE INDEBTEDNESS. Summit or the Operating Partnership shall have paid and discharged, or made arrangements satisfactory to the Ewing Stockholders and the Ewing Limited Partners to pay and discharge, all Mortgage Indebtedness encumbering the Apartment Project known as Camino Real and the Apartment Project known as Rancho Las Palmas, including the release of any letters of credit securing the same..

          6.16 PARTIAL PREPAYMENT OF MORTGAGE INDEBTEDNESS. Summit or the Operating Partnership shall have prepaid any Mortgage Indebtedness encumbering any of the Apartment Projects (other than Rancho Las Palmas and Camino Real) to the extent required by the documents and instruments evidencing the same as a result of the consummation of the transactions contemplated by this Agreement or as a condition precedent to obtaining the consent of the holder of any such Mortgage Indebtedness to the consummation of the transactions contemplated by this Agreement.

          6.17 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, properties, or financial condition of Summit or the Operating Partnership, taken as a whole, and the Ewing Stockholders and the Ewing Limited Partners shall have received a certificate, dated the Closing Date, from Summit to such effect.

          6.18 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings to be taken by Summit and the Operating Partnership in connection with this Agreement and the consummation of the transactions contemplated hereby and all documents and instruments delivered by Summit or the Operating Partnership in connection therewith shall be in form and substance reasonably satisfactory to Ewing and its counsel, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners and their counsel, and Ewing, the Ewing Stockholders, the Partnerships and the Ewing Limited Partners shall have received such other documents and instruments as they may reasonably request in connection therewith.

          6.19 COURT ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Corporate Merger, the Contribution Transaction, or any of the other transactions contemplated hereby shall be in effect.

          6.20 REGISTRATION RIGHTS AGREEMENT. Summit shall have executed and delivered the Registration Rights Agreement.

          6.21 ESTIMATED EWING EXPENSES. Summit or the Operating Partnership shall have paid, or made arrangements reasonably satisfactory to the Ewing Stockholders and the Ewing Limited Partners for the payment of, all Estimated Ewing Expenses.

          6.22 MASTER LEASE. Ewing Remainder LLC, an Ohio limited liability company, shall have executed and delivered a Master Lease, dated the Closing Date and substantially in the form of Exhibit "S" hereto.

          6.23 FRUSTRATION OF CLOSING CONDITIONS. None of Ewing, the Ewing Stockholders, the Partnerships, or the Ewing Limited Partners may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Corporate Merger, the Contribution Transaction, and the other transactions contemplated by this Agreement.

              ARTICLE 7. REPRESENTATIONS, WARRANTIES, AND COVENANTS
                       OF EWING AND THE EWING STOCKHOLDERS

         Ewing and the Ewing Stockholders hereby represent and warrant to Summit and the Operating Partnership as follows:

          7.01 ORGANIZATION AND GOOD STANDING, ETC. OF EWING. Ewing is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted. Ewing is registered or qualified to transact business as a foreign corporation and in good standing (including tax good standing) in each jurisdiction in which the property owned or leased by Ewing or the conduct of its business requires such registration or qualification. Except for its limited partnership interests in the Partnerships, as of the Corporate Merger Effective Date, Ewing will not own, beneficially or of record, any other material asset or any shares or capital stock of, or hold any other equity interest in, any Person. The copies of Ewing's Articles of Incorporation and Code of Regulations which have been furnished to Summit include all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The corporate minute books of Ewing are accurate as to their content and include therein the Articles of Incorporation and Code of Regulations of Ewing with any amendments thereto; the meetings of the directors or stockholders referred to therein were duly called and held; the signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have executed the same; and no minutes of meetings or written consents of the directors or stockholders of Ewing are omitted from such minute books which would contain any resolutions or other actions which would (i) be inconsistent with any of the representations and warranties contained in Article 7 hereof, (ii) relate to any merger, consolidation, liquidation or dissolution of Ewing, or (iii) prevent or limit any of the transactions contemplated by this Agreement.

          7.02 CAPITALIZATION OF EWING. The authorized capital stock of Ewing consists of 2,000 shares of no par Capital Stock with a stated value of $100.00 per share, of which 960 shares are issued and outstanding and 1,040 shares are held as treasury shares. Exhibit "P" hereto sets forth a true and complete list of all of the record stockholders of Ewing and the number of shares of the Capital Stock of Ewing owned of record by each such stockholder. There are no authorized, issued or outstanding options, warrants, conversion privileges, preemptive rights or other rights or agreements (whether or not presently exercisable) to purchase or otherwise acquire any capital stock of Ewing or other securities convertible into or evidencing the right to purchase or otherwise acquire any shares of such stock. All of the issued and outstanding shares of the Capital Stock of Ewing are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. There are no restrictions upon the sale, voting or transfer of any shares of the Capital Stock of Ewing pursuant to Ewing's Articles of Incorporation, Code of Regulations or other governing instruments or any agreement or other instrument to which Ewing is a party or by which it may be bound. During the period from and following the date of this Agreement to the Corporate Merger Effective Time, there will be no change in the issued and outstanding Ewing Capital Stock. There are no bonds, debentures, notes or other Indebtedness of Ewing having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Ewing may vote.

          7.03 AUTHORITY AND CAPACITY. Ewing and the Ewing Stockholders have all requisite power, authority and capacity to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Ewing and such Stockholders hereunder and to perform Ewing's and such Stockholders' obligations hereunder and thereunder. The execution and delivery of this Agreement by Ewing and the consummation by Ewing of the transactions contemplated hereby have been duly authorized by the Board of Directors of Ewing and, except for the approval of its stockholders, no other corporate proceedings on the part of Ewing are required in connection therewith.

          7.04 VALIDITY AND ENFORCEABILITY. This Agreement has been duly executed and delivered by Ewing and the Ewing Stockholders and constitutes, and the other agreements and instruments to be executed and delivered hereunder by Ewing or the Ewing Stockholders when executed and delivered by Ewing or such Stockholders, will constitute, legal, valid and binding obligations of Ewing or such Stockholders, as the case may be, enforceable against the same in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

          7.05 NO CONFLICT. Neither the execution and delivery of this Agreement by Ewing or the Ewing Stockholders nor the execution and delivery by Ewing or such Stockholders of the other agreements and instruments to be executed and delivered by the same hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of Ewing or such Stockholders pursuant to any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Ewing or such Stockholders are parties or by which Ewing or such Stockholders are bound or to which Ewing's or any of such Stockholders' properties or assets are subject, or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to Ewing or such Stockholders. Except as may be required by the Mortgage Indebtedness and except as set forth in Exhibit "Q", no third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Ewing or such Stockholders are parties or by which Ewing or such Stockholders are bound or to which Ewing's or any of such Stockholders' properties or assets are subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Ewing or such Stockholders hereunder or the consummation of the transactions provided for herein.

          7.06 NO CONSENT OR APPROVAL REQUIRED. Except for (i) the filing of the Corporate Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland, and (ii) the filing of the Corporate Certificate of Merger with the Secretary of State of the State of Ohio, no consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required for the valid execution and delivery by Ewing or such Stockholders of this Agreement or any other agreement or instrument to be executed and delivered by Ewing or such Stockholders hereunder or the consummation by them of the transactions provided for herein or therein.

                  7.07 INVESTMENT REPRESENTATION.

                  A. Each of the Ewing Stockholders is acquiring Summit Shares for such Stockholder's own account for investment only, not as nominee or agent, and not with a view to, or an intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  B. Each of the Ewing Stockholders is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D adopted by the Commission under the Securities Act.

                  C. The Ewing Stockholders understand that the Summit Shares have not been (1) registered under the Securities Act by reason of the reliance by Summit on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, or (2) qualified under any Blue Sky Laws by reason of the reliance by Summit on an exemption from such qualification.

                  D. Each of the Ewing Stockholders (1) has such knowledge and experience in business and financial matters that he is capable of evaluating the risks and merits of an investment in the Summit Shares and of making an informed investment decision, and (2) is able to bear the economic risk thereof. Summit has delivered or made available to the Ewing Stockholders such documents, materials and information pertaining to Summit as the Ewing Stockholders may have requested and has afforded the Ewing Stockholders an opportunity to ask questions of and receive answers from Summit and its executive officers.

                  E. The Ewing Stockholders understand that the Summit Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable Blue Sky Laws or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act and applicable Blue Sky Laws, the Summit Shares must be held indefinitely. In the absence of an effective registration statement under the Securities Act and applicable Blue Sky Laws or an exemption therefrom, the Ewing Stockholders will not sell, transfer, or otherwise dispose of the Summit Shares, or any portion thereof. In addition, any such sale, transfer or disposition shall also be in accordance with the provisions of the Registration Rights Agreement.

                  F. The Ewing Stockholders understand and acknowledge that, each certificate representing the Summit Shares will bear a legend to the following effect:

                  The securities represented by this certificate (1) have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, (2) may only be transferred pursuant to an effective registration statement under the Act and applicable state securities laws or an exemption from such registration and (3) are subject to restrictions on transfer under that certain Registration Rights and Lock-Up Agreement dated as of October 31, 1998 among the Company, the holder of this certificate and certain other parties. A copy of such Agreement is on file with the Secretary of the Company and is available for inspection upon request.

                  7.08 FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES OR
EVENTS.

                  (a) FINANCIAL STATEMENTS. To the knowledge of the Ewing Stockholders, (1) the combined balance sheets of Ewing and Related Entities as of December 31, 1996, and December 31, 1997, and the related combined statements of operations, stockholders' and partners' capital (deficiency) and cash flows for the years ended December 31, 1996, and December 31, 1997, accompanied by the report of Deloitte & Touche, independent certified public accountants, true and complete copies of which have been delivered to Summit, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise set forth therein and present fairly, in all material respects, the combined financial condition of Ewing and Related Entities as of such date and the results of operations, changes in stockholder's equity and partners' equity and cash flows of Ewing and Related Entities for the years ended December 31, 1996, and December 31, 1997; and (2) the internally prepared unaudited interim combined balance sheet of Ewing and Related Entities as of June 30, 1998, and the related unaudited interim combined income statement for the six months ended on such date were prepared in accordance with GAAP consistently applied throughout the period involved except as otherwise set forth therein and present fairly, in all material respects, the financial condition of Ewing and Related Entities as of such date and the results of operations of Ewing and related entities for the six months then ended, subject to normal year-end adjustments. The internally prepared unaudited interim combined balance sheet of Ewing and Related Entities as of June 30, 1998, is referred to in this Agreement as the "LATEST EWING BALANCE SHEET."

                  (b) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Latest Ewing Balance Sheet, to the knowledge of the Ewing Stockholders, since the date of the Latest Ewing Balance Sheet, Ewing has conducted its business only in the ordinary course thereof and there has not been (A) any material adverse change, event or development in the business, financial condition or results of operations of Ewing, taken as a whole (a "EWING MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time could reasonably be expected to result in a Ewing Material Adverse Change, provided, however that the declaration or payment of any dividend or distribution of cash, property or other assets other than any interest of

Ewing in any Partnership and the sale, mortgage, pledge, grant, dividend or other disposition, transfer or encumbrance of any property or assets of Ewing other than any interest of Ewing in any Partner shall not constitute a Ewing Material Adverse Change, (B) any declaration, setting aside or payment of any dividend or other distribution of any interest of Ewing in any Partnership, with respect to any of Ewing's capital stock, (C) any split, combination or reclassification of any of Ewing's capital stock, (D) any change in accounting methods, principles or practices by Ewing materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Latest Ewing Balance Sheet or required by a change in GAAP, (E) any sale, mortgage, pledge, grant, dividend or other disposition, transfer or encumbrance of any interest of Ewing in any Partnership, (F) any increase in the compensation payable or to become payable by Ewing to any officer, shareholder or key employee of Ewing, or any agreement therefor, (G) any change made or authorized in Ewing's Articles of Incorporation or Code of Regulations, or (H) any loans or advances by or to Ewing, other than renewals or extensions of existing indebtedness, uses of lines of credit and routine travel advances to its employees, in each case in the ordinary course of business.

                  7.09 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of the Ewing Shareholders, except to the extent reflected or reserved against in the balance sheets referred to in Section 7.08, or constituting Permitted Exceptions, or as referred to in this Agreement or disclosed to Summit or the Operating Partnership in connection with their due diligence examinations of Ewing, the Partnerships and the Apartment Projects, Ewing does not have any material obligations or liabilities except those which arose in the ordinary course of business.

                  7.10     THE PROPERTY.

                  A. Except as specifically set forth in Section 7.10B below, the acquisition by Summit and the Operating Partnership of an interest in the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property or Ewing (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Summit and the Operating Partnership acknowledge that prior to the execution and delivery of this Agreement, Summit and the Operating Partnership have examined, reviewed, and inspected all matters which in Summit's and the Operating Partnership's judgment bear upon the Properties and their value and suitability for Summit's and the Operating Partnership's purposes. Except as to matters specifically set forth in
Section 7.10B
below, Summit and the Operating Partnership will acquire interests in the Property solely on the basis of their own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the policies of title insurance herein provided. Without limitation on the foregoing, Summit and the Operating Partnership hereby waive any and all rights of contribution or other rights or remedies against Ewing or the Ewing Stockholders under CERCLA or any other applicable environmental laws, rules or regulations.

                  B. Subject to the provisions of Section 7.10A hereto, to the knowledge of the Ewing Stockholders:

                  (1) LITIGATION. There is no pending action, litigation, condemnation, investigation or other proceeding against the Property or against Ewing with respect to the Property, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against Ewing with respect to the Property except any claim which has been submitted to and is being defended by an insurance carrier.

                  (2) COMPLIANCE. Ewing has received no written notice from any Governmental Entity having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

                  (3) SERVICE AGREEMENTS. Except for the Rancho Construction Contract and the Rancho Management Agreement and those which are cancelable without penalty on not more than 90 days' notice, Ewing has not entered into any service agreements or contracts ("SERVICE AGREEMENTS") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, and Ewing has not received any written notice of any material default thereunder that remains uncured.

                  (4) ENVIRONMENTAL MATTERS. Except as set forth in the reports listed in Exhibit "R" attached hereto (the "ENVIRONMENTAL REPORTS"), Ewing has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Ewing to be a Hazardous Material at, upon, under, within or adjacent to the Property, in an amount which, in Ewing's reasonable judgment, would, as of the date hereof, give rise to an Environmental Compliance Cost. No notice, notification, demand, request for information, citation, summons, complaint or order has been received from any Governmental Entity by or is pending or threatened by, any Governmental Entity against Ewing, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved. Ewing has previously delivered or made available to Summit, the Operating Partnership or their counsel true and complete copies of all environmental reports in the possession or under the control of Ewing that relate to the Properties and/or Ewing's compliance with Environmental Laws.

       (5) TITLE TO PROPERTY. The Partnerships have title to the Personal Property, free and clear of all liens, encumbrances or security agreements, except for Permitted Exceptions.

       (6) ALL PROPERTIES. As of the Corporate Merger Effective Date Ewing will have no direct or indirect, legal or beneficial interest in any real property other than those included in the definitions of "Apartment Projects" and "Properties" herein.

     7.11 TAXES.

     (1) All Tax Returns and reports of all Taxes required to be filed by Ewing have been timely filed and are true, correct and complete in all material respects, and all Taxes, if any, owed (whether or not shown on any Tax Return) by Ewing have been timely paid; (2) no audit of any Tax Return filed by Ewing is in progress, and none of Ewing and the Ewing Stockholders has been notified that any such audit is contemplated or pending; (3) no claim has ever been made by a taxing authority in a jurisdiction where Ewing does not file any Tax Returns that Ewing is or may be subject to taxation by that jurisdiction; (4) there is no security interest on any of the assets of Ewing that arose in connection with any failure (or alleged failure) to pay any Taxes; (5) no deficiency or adjustment in respect of any Taxes which was assessed against Ewing remains unpaid and no such claim or assessment is pending or, to Ewing's knowledge, threatened, and there are no reasonable grounds for any such assessment or claim; (6) Ewing has made all withholdings of Taxes required to be made under all applicable federal, state and local Tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Ewing; (7) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return or Tax liability of Ewing, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Latest Ewing Balance Sheet; (8) Ewing has made available to Summit correct and complete copies of all income or franchise Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Ewing for all periods commencing on or after January 1, 1993; (9) Ewing is not a party to any Tax sharing agreement and does not have any liability for the Taxes of any other Person, whether by contract or law, as a transferee or successor or otherwise; and (10) Ewing has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code. Each of the representations and warranties of this Section 7.11 are, with respect to the Ewing Stockholders, to the knowledge of the Ewing Stockholders.

     7.12 UNIONS. None of the employees of Ewing are covered by any collective bargaining agreement and, to the knowledge of the Ewing Stockholders, there are no organizational efforts currently being made or threatened involving any employees of Ewing.

     7.13 ERISA. To the knowledge of Ewing Stockholders, neither Ewing nor any ERISA Affiliate of Ewing maintains or contributes to or is obligated to contribute to, and has never maintained or contributed to or been obligated to contribute to, (i) any Multi-employer Plan, (ii) any Multiple Employer Plan, or
(iii) except as set forth in Exhibit "T" hereto, any Plan. With respect to the Plan(s) disclosed in Exhibit "T" hereto, to the knowledge of the Ewing
Stockholders:

     A. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Any such Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Ewing has made all required contributions to any such Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

     B. There are no pending claims (other than routine claims for benefits) or action by any Governmental Entity, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

     C. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no such Plan which constitutes a Pension Plan has any Unfunded Pension Liability; (iii) neither Ewing nor any ERISA Affiliate of Ewing has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any such Plan which constitutes a Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Ewing nor any ERISA Affiliate of Ewing has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither Ewing nor any ERISA Affiliate of Ewing has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.14 CERTAIN TAX RELATED MATTERS.

     A. As of the Closing Date, the "earnings and profits" (within the meaning of Section 316 of the Code) of Ewing are not greater than $-0-; and

     B. Ewing has filed a valid election to be taxed as a corporation under Subchapter S of the Code, such election has not been rescinded or revoked, and through the end of the day immediately preceding the Closing Date, Ewing has been and will be an "S Corporation", within the meaning of Section 1361 of the Code.

     C. Ewing GP has been properly classified as a partnership for all federal, state and local income and franchise Tax purposes at all times since its formation, and Ewing GP has not made any election to be treated as other than a partnership for such purposes.

Each of the representations in this Section 7.14 are, with respect to the Ewing Stockholders, to the knowledge of the Ewing Stockholders.

     7.15 KNOWLEDGE OF EWING STOCKHOLDERS. As used in this Agreement, the "knowledge" of the Ewing Stockholders or words of similar import means only the present actual knowledge of the Ewing Stockholders, after, however, having the property managers of the Property review the relevant representations and warranties contained herein and obtaining their advice with respect to the same, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded.

     7.16 NOT "INVESTMENT COMPANY." Ewing is not an "investment company" within the meaning of section 368(a)(2)(F)(iii) of the Code.

     7.17 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Ewing in their capacity as such employee, officer or director.

     7.18 COMPLIANCE WITH LAWS. To the knowledge of the Ewing Stockholders, (a) Ewing has not violated or failed to comply with any law, permit, judgment, decree or order of any Governmental Entity applicable to its business, properties, or operations, except where such violation or failure could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Ewing, taken as a whole (a "EWING MATERIAL ADVERSE EFFECT"); (b) Ewing has all permits that are required in order to permit it to carry on its business as it is presently conducted except those permits which the failure to have could not, individually or in the aggregate, reasonably be expected to have a Ewing Material Adverse Effect; and (c) all such permits are in fully force and effect, except those permits which the failure to have could not, individually or in the aggregate, reasonably be expected to have a Ewing Material Adverse Effect.

     7.19 COMPLIANCE WITH AGREEMENTS. To the knowledge of the Ewing Stockholders, Ewing has not received a written notice that Ewing is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture or other agreement evidencing indebtedness, lease, permit, concession, franchise, management, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound.

     7.20 "FOREIGN PERSON." Ewing is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701.

     7.21 PRINCIPAL BALANCE OF EXISTING LOANS. To the knowledge of the Ewing Stockholders, attached hereto as Exhibit "V" is a true and correct schedule of the principal balances of all existing indebtedness with respect to the Properties, setting forth the principal balance for each Property as of the Effective Date.

     7.22 CAMINO REAL AND RANCHO LAS PALMAS. In connection with Camino Real and Rancho Las Palmas, Summit shall be permitted to pay or otherwise satisfy the Mortgage Indebtedness secured thereby by payment of the principal amount thereof, together with interest to the date of prepayment, and without premium or penalty.

     7.23 INSURANCE. To the knowledge of the Ewing Stockholders, attached hereto as Exhibit "II" is a schedule or certificate of all insurance currently in force which relates to or covers the properties, assets, business or operations of Ewing.

     7.24 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article 7 and Section 16.01, Ewing and the Ewing Stockholders make no representations or warranties, express or implied, at law or in equity, with respect to Ewing, the Ewing Stockholders, the Partnerships or the Ewing Limited Partners, or any of their respective assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

              ARTICLE 8. REPRESENTATIONS, WARRANTIES, AND COVENANTS
                      OF THE PARTNERSHIPS AND THE PARTNERS

          Each Partnership and the Partners of such Partnership hereby represent and warrant to Summit and the Operating Partnership as follows:

     8.01 ORGANIZATION AND GOOD STANDING, ETC. OF PARTNERSHIP. Such Partnership is a limited partnership duly formed, validly existing and, if applicable, in good standing under the laws of the State of Texas and has all requisite partnership power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted. Such Partnership does not own, beneficially or of record, any shares or capital stock of, or hold any other equity interest in, any Person. The copies of such Partnership's Certificate of Limited Partnership and limited partnership agreement which have been furnished to Summit include all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     8.02 PARTNERS OF PARTNERSHIP. Exhibit "W" hereto sets forth following the name of such Partnership a true and complete list of all of the general and limited partners of such Partnership. During the period from and following the Effective Date to the Contribution Date, there will be no change in the ownership interests in such Partnership.

     8.03 AUTHORITY AND CAPACITY. Such Partnership has all requisite power, authority and capacity to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by such Partnership hereunder and to perform such Partnership's obligations hereunder and thereunder. The execution and delivery of this Agreement by such Partnership and the consummation by such Partnership of the transactions contemplated hereby have been duly authorized by the Partners of such Partnership and no other partnership proceedings on the part of such Partnership are required in connection therewith.

     8.04 VALIDITY AND ENFORCEABILITY. This Agreement has been duly executed and delivered by such Partnership and constitutes, and the other agreements and instruments to be executed and delivered hereunder by such Partnership when executed and delivered by such Partnership will constitute, legal, valid and binding obligations of such Partnership, enforceable against the same in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

     8.05 NO CONFLICT. Neither the execution and delivery of this Agreement by such Partnership nor the execution and delivery by the Partnership of the other agreements and instruments to be executed and delivered by the same hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of such Partnership pursuant to any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Partnership are parties or by which such Partnership are bound or to which such Partnership's properties or assets are subject, or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to such Partnership. Except as may be required by the Mortgage Indebtedness, no third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Partnership or such Partners are parties or by which such Partnership is bound or to which such Partnership's properties or assets are subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by such Partnership hereunder or the consummation of the transactions provided for herein.

     8.06 NO CONSENT OR APPROVAL REQUIRED. Except for (i) the filing of the Corporate Articles of Merger with the Secretary of State of the State of Delaware, and (ii) the filing of the Corporate Certificate of Merger with the Secretary of State of the State of Ohio, no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by such Partnership of this Agreement or any other agreement or instrument to be executed and delivered by such Partnership hereunder or the consummation by it of the transactions provided for herein or therein.

     8.07 FINANCIAL STATEMENTS.

     (a) FINANCIAL STATEMENTS. To the knowledge of the Partners of such Partnership and with respect to the financial statements set forth following such Partnership's name on Exhibit "AA", (1) the internally prepared balance sheets of such Partnership as of the dates indicated and the related cash flow income statements for the years ended on such dates, true and complete copies of which have been delivered to Summit, were prepared in accordance with GAAP consistently applied throughout the period involved except as otherwise set forth therein and present fairly the financial condition of such Partnership as of such date and the results of operations of such Partnership for the years then ended; and (2) the internally prepared unaudited balance sheet of such Partnership as of August 31, 1998, and the related cash flow income statement for the eight (8) months ended on such date were prepared in accordance with GAAP consistently applied throughout the period involved except as otherwise set forth therein and present fairly the financial condition of such Partnership as of such date and the results of operations of such Partnership for the eight (8) months then ended, subject to normal year-end adjustments. The internally prepared balance sheet of such Partnership as of August 31, 1998, is referred to in this Agreement as the "LATEST PARTNERSHIP BALANCE SHEET" of such Partnership.

     (b) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Latest Partnership Balance Sheet of such Partnership, to the knowledge of the Partners of such Partnership since the date of the Latest Partnership Balance Sheet of such Partnership, such Partnership has conducted its business only in the ordinary course thereof and there has not been (A) any material adverse change, event or development in the business, financial condition or results of operations of such Partnership, taken as a whole (a "PARTNERSHIP MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time could reasonably be expected to result in a Partnership Material Adverse Change, (B) any declaration, setting aside or payment of any distribution of the Property owned by such Partnership or any portion thereof, with respect to any of such Partnership's partnership interests, (C) any split, combination or reclassification of any of such Partnership's partnership interests, (D) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, could be reasonably expected to have a Partnership Material Adverse Effect, (E) any change in accounting methods, principles or practices by such Partnership materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Latest Partnership Balance Sheet of such Partnership or required by a change in GAAP, (F) any sale, mortgage, pledge, grant, dividend or other disposition, transfer or encumbrance of any asset or interest owned or possessed by such Partnership, other than those occurring in the ordinary course of business consistent with past practices and prior periods, (G) any change made or authorized in such Partnership's Certificate of Limited Partnership or Limited Partnership Agreement except for amendments, each dated as of October 14, 1998, to the Limited Partnership Agreements of the Buena Vista Partnership, the Turtle Cove Partnership, the Los Arboles Partnership and the Turtle Rock Partnership, (H) any loans or advances by or to such Partnership, other than renewals or extensions of existing indebtedness, uses of lines of credit and routine travel advances to its employees, in each case in the ordinary course of business, or (J) any cancellation or payment by such Partnership of any material indebtedness owing to it or any cancellation or settlement by such Partnership of any material claims against others.

     8.08 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of the Partners of such Partnership except to the extent reflected or reserved against in the balance sheets referred to in Section 8.07, or constituting Permitted Exceptions, or as referred to in this Agreement or disclosed to Summit or the Operating Partnership in connection with their due diligence examinations of Ewing, the Partnerships and the Apartment Projects, such Partnership does not have any material obligations or liabilities except those which arose in the ordinary course of business or which, taken together, do not amount to a material adverse change in the business, properties or financial condition of such Partnership.

     8.09 THE PROPERTY.

     A. Except as specifically set forth in Section 8.09B below, the acquisition by Summit and the Operating Partnership of an interest in the Property of such Partnership hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to such Property, the physical condition of such Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of such Property, or such Partnership (including, but not limited to, the presence or absence of hazardous substances on or respecting such Property), the compliance of such Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting such Property), the financial condition of such Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to such Property or any part thereof. Summit and the Operating Partnership acknowledge that prior to the execution and delivery of this Agreement Summit and the Operating Partnership examined, reviewed and inspected all matters which in their respective judgment bear upon such Property and its value and suitability for Summit's or the Operating Partnership's purposes. Except as to matters specifically set forth in Section 8.09B below, Summit and the Operating Partnership will acquire interests in such Property solely on the basis of their own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the policies of title insurance herein provided. Without limitation on the foregoing, Summit and the Operating Partnership hereby waive any and all rights of contribution or other rights or remedies against Ewing, the Ewing Stockholders, any Partnership or any Ewing Limited Partner under CERCLA or any other applicable environmental laws, rules or regulations.

     B. Subject to the provisions of Section 8.09A hereto, to the knowledge of the Partners of such Partnership:

     (1) LITIGATION. There is no pending action, litigation, condemnation, investigation or other proceeding against such Property or against such Partnership with respect to such Property, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against such Partnership with respect to the Property.

     (2) COMPLIANCE. Such Partnership has received no written notice from any Governmental Entity having jurisdiction over such Property to the effect that such Property is not in compliance with applicable laws and ordinances.

     (3) SERVICE AGREEMENTS. Except for the Rancho Construction Contract and the Rancho Management Agreement (in the event that such Partnership is the Rancho Las Palmas Partnership), and those which are cancelable without penalty on not more than 90 days' notice, such Partnership has not entered into any Service Agreements or other agreements (other than as set forth in this Agreement) relating to such Property which will be in force on the Closing Date, and such Partnership has not received any written notice of any material default thereunder that remains uncured.

     (4) ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Reports, such Partnership has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to such Partnership to be a Hazardous Material at, upon, under, within or adjacent to the Property owned by such Partnership, in an amount which, in such Partnership's reasonable judgment, would, as of the date hereof, give rise to an Environmental Compliance Cost. No notice, notification, demand, request for information, citation, summons, complaint or order has been received by or is pending or threatened by, any Person against such Partnership, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved. Such Partnership has previously delivered or made available to Summit, the Operating Partnership or their counsel, true and complete copies of all environmental reports in the possession or under the control of such Partnership that relate to the Properties and/or such Partnership's compliance with Environmental Laws.

     (5) TITLE TO PROPERTY. Such Partnership has title to the Personal Property related to such Property, free and clear of all liens, encumbrances or security agreements, except for Permitted Exceptions.

     (6) ALL PROPERTIES. All of the real estate properties in which such Partnership has a direct or indirect, legal or beneficial interest are included in the definitions of "Apartment Projects" and "Properties" herein. Such Partnership has no direct or indirect, legal or beneficial interest in any real property as of the date hereof other than those included in such definitions.

     (7) RENT ROLL. Except as otherwise shown on the rent rolls attached hereto as Exhibit "FF" or the rent roll delivered at Closing:

     (a) there are no other lease or rental agreements for the occupancy for any of the units at the Property owned by such Partnership;

     (b) no tenant is entitled to any free rent or similar concession;

     (c) no tenant has prepaid rent for more than one month in advance;

     (d) no tenant is entitled to a refund of any rent or other sums heretofore paid by such tenant (except for security deposits and pet deposits) or to assert any such refund or claim therefor as an offset or defense against the payment of rent hereafter coming due which, when aggregated with refunds, offsets and defenses alleged by other tenants, would have a material adverse effect upon the Properties;

     (e) there are no leases with an initial term in excess of thirteen months; and

     (f) no tenant has an option to renew its lease agreement.

     (8) BROKERAGE COMMISSIONS. Except as incurred in the ordinary course of business and consistent with past practice, no brokerage or leasing commission or other compensation will be due or payable with respect to any of the leases at the Property listed in such rent rolls. The leases are in full force and effect and no material default or breach on the part of the landlord exists thereunder, and there is no material default by the tenant thereunder in the payment of rent for more than 45 days (except if such condition or fact may be disclosed on the rent roll attached hereto or the rent roll delivered at Closing). Except as shown in the rent rolls or in the tenant leases made available to Summit, no commitments have been made to any tenant for material repairs or improvements other than a general landlord requirement for normal maintenance in the future, and painting, repairs and similar items commonly incurred in connection with the commencement of leases. Except as aforesaid, no commitments of a material nature have been made to any tenant for repairs or improvements.

     (9) OPTIONS ON THE PROPERTIES. No person, firm, corporation or other entity has any right or option to acquire or possess the Properties, or any part thereof, from such Partnership except for tenants in possession pursuant to the tenant leases described in the rent roll attached hereto or provided to Summit on the date of Closing.

     (10) NOTICES. Such Partnership has not received, with respect to the Properties, any written notice from any insurance company, Governmental Entity, adjacent landowners or any other party of (i) any condition, defect, or inadequacy that, if not corrected, would result in termination of insurance coverage or increase its costs, (ii) any violation of building codes or zoning ordinances, subdivision ordinances, watershed regulations, or other governmental laws, regulations or orders, (iii) pending or threatened condemnation proceedings, (iv) any proceedings that could or would cause the change, redefinition, or other modification of the zoning classification applicable to the Properties or any part thereof, or (v) any moratorium that could or would in any way impair such Partnership's use of the Properties for the construction and operation of apartment complexes.

     (11) MECHANIC'S AND MATERIALMEN'S LIENS. There are no unpaid charges, debts, liabilities, claims or obligations aggregating more than $1,000 arising from the construction, occupancy, ownership, use or operation of the Properties prior to Closing which could give rise to any mechanic's or materialmen's or other statutory liens against any of the Properties for which Summit or the Operating Partnership will be responsible.

     (12) UNIT APPLIANCES AND AMENITIES. Each rental unit of the Apartment Project owned by such Partnership is fully equipped with all of the appliances and amenities listed in Exhibit "Y" attached hereto.

     (13) ACCESS. The Properties have uninterrupted access to a public street and there are no existing or proposed plans to widen, modify or realign said streets or any other street or highway that would have a material adverse effect upon the Properties.

     (14) UTILITIES. All water, sewer, electric, telephone and drainage facilities and all other utilities required for the current use of the Properties are installed to the Properties, connected with valid permits, and are adequate to service the Properties for its current use. All utilities lines servicing the Properties are located either within the boundaries of the Properties or within lands dedicated to the public use, or within recorded easements for such purpose.

     (15) SERVICE CONTRACTS AND PERSONALTY LEASES. A true, correct and complete list of all material Service Contracts (as hereinafter defined) and all material Personalty Leases (as hereinafter defined), relating to the Properties, or any part thereof is attached hereto as Exhibit "Z". For the purposes of this Agreement, "SERVICE CONTRACTS" shall mean, collectively: (i) brokerage or tenant locator contracts, (ii) management agreements, cable or subscription television agreements, (iii) labor union contracts, (iv) maintenance, repair, service and pest control contracts (including but not limited to janitorial, elevator and landscaping agreements), and (v) all other contracts pursuant to which services or goods are provided to the Properties. For the purposes of this

 Agreement, "PERSONALTY LEASES" shall mean: such Partnership's interest in all furniture, fixture and equipment leases, to the extent the same are assignable by such Partnership.

     (16) UTILITY BONDS. There are no utility bonds or deposits for the Properties except as set forth in Exhibit "GG".

     (17) PUBLIC OBLIGATIONS. To the knowledge of such Partners, no commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individual, relating to the Properties which would impose an obligation upon Summit, the Operating Partnership, or their successors or assigns to construct or install any improvements on Land other than the Properties. The provisions of this subparagraph shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against the Properties.

     (18) INSURANCE. To the knowledge of such Partners, Exhibit "II" hereto includes a schedule or certificate of all insurance currently in force which relates to or covers the properties, assets, business or operations of such Partnership.

     8.10 TAXES.

     (1) All Tax Returns and reports of all Taxes required to be filed by such Partnership have been timely filed and are true, correct and complete in all material respects, and all Taxes, if any, owed by such Partnership (whether or not shown on any Tax Return) have been timely paid; (2) no audit of any Tax Return filed by the Partnership is in progress, and none of such Partnership and the Partners of such Partnership has been notified that any such audit is contemplated or pending; (3) no claim has ever been made by a taxing authority in a jurisdiction where such Partnership does not file Tax Returns that such Partnership is or may be subject to taxation by that jurisdiction; (4) there is no security interest on any of the Properties or other assets of such Partnership that arose in connection with any failure (or alleged failure) to pay any Taxes; (5) no deficiency or adjustment in respect of any Taxes which was assessed against such Partnership remains unpaid, no such claim or assessment is pending or, to such Partnership's knowledge, threatened, and there are no reasonable grounds for any such assessment or claim; (6) such Partnership has made all withholdings of Taxes required to be made under all applicable federal, state and local Tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of such Partnership; (7) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return or Tax liability of such Partnership, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Latest Balance Sheet of such Partnership; (8) such Partnership has delivered to Summit correct and complete copies of all income or franchise Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by such Partnership since its formation; (9) such Partnership is not a party to any Tax sharing agreement and does not have any liability for the Taxes of any other Person, whether by contract or law, as a transferee or successor or otherwise; and (10) such Partnership has been properly classified as a partnership for all federal, state and local income and franchise Tax purposes at all times since its formation, and such Partnership has not made any election to be treated as other than a partnership for such purposes. Each of the representations in this Section 7.14 are, with respect to the Partners of each Partnership, to the knowledge of such Partners.

     8.11 EMPLOYEES. Such Partnership has no employees.

     8.12 BENEFIT PLANS. Such Partnership does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     8.13 KNOWLEDGE OF PARTNERS. As used in this Agreement, the "knowledge" of the Partners of any Partnership or words of similar import means only the present actual knowledge of Michael L. Pacillio and S. Joseph Barrett, after, however, having the property managers of the Property review the relevant representations and warranties contained herein and obtaining their advice with respect to the same, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded.

     8.14 AVAILABILITY OF DUE DILIGENCE MATERIALS. To the knowledge of the Ewing Stockholders, the Partnerships have made available to Summit for review true and complete copies of the following items pertaining to the Properties: the tenant leases listed in the Rent Rolls; the Service Agreements; the Personalty Leases; ad valorem tax statements for the immediately preceding three (3) tax years; existing fire and extended coverage insurance policies; site plans, soil and substrata reports and plans and specifications, to the extent in the possession or under the control of the Partnerships; reports of engineers and architects relating to structural problems or other defects; certificates of occupancy heretofore issued; permits and licenses heretofore issued; and standard form of tenant leases, leasing applications, marketing brochures and similar items used in leasing the Properties.

     8.15 NOT "INVESTMENT COMPANY." Such Partnership is not an "investment company" within the meaning of section 368(a)(2)(F)(iii) of the Code.

     8.16 COMPLIANCE WITH LAWS. To the knowledge of the Partners of such Partnership, (a) such Partnership has not violated or failed to comply with any law, permit, judgment, decree or order of any Governmental Entity applicable to its business, properties, or operations except where such violation or failure could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Partnership, taken as a whole (a "PARTNERSHIP MATERIAL ADVERSE EFFECT"); (b) such Partnership has all permits that are required in order to permit it to carry on its business as it is presently conducted, except those permits which the failure to have could not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect; and (c) all such permits are in full force and effect, except for any such permit as to which the failure so to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

     8.17 COMPLIANCE WITH AGREEMENTS. To the knowledge of the Partners of such Partnership , such Partnership has not received a written notice that such Partnership is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture or other agreement evidencing indebtedness, lease, permit, concession, franchise, management, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound.

     8.18 "FOREIGN PERSON." Such Partnership is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701.

     8.19 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article 8, Article 9, and Section 16.01, each Partnership and the Partners of such Partnership make no representations or warranties, express or implied, at law or in equity, with respect to the Partnerships, the Ewing Limited Partners, or any of their respective assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

              ARTICLE 9. REPRESENTATIONS, WARRANTIES, AND COVENANTS
                      OF THE PARTNERSHIPS AND THE PARTNERS

     Each Ewing Limited Partner, severally and not jointly, hereby represents and warrant to Summit and the Operating Partnership as follows:

     9.01 ORGANIZATION AND GOOD STANDING, ETC. OF EWING LIMITED PARTNERS THAT ARE ENTITIES. If such Ewing Limited Partner is a legal entity, such Ewing Limited Partner is duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted.

     9.02 TITLE. Such Ewing Limited Partner is the owner of a Partnership Interest in each Partnership in which such Ewing Limited Partner is listed as a Partner in Exhibit "W" hereto and is the owner of all such Partnership Interests free and clear of all liens, security interests or (subject to the Limited Partnership Agreements of such


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



Partnerships, this Agreement, and applicable securities laws) encumbrances and other claims of any third party whatsoever. Other than this Agreement, there are no pending agreements pursuant to which such Ewing Limited Partner has agreed to sell, pledge or otherwise transfer any such Partnership Interest or any interest therein.

     9.03 VALIDITY AND ENFORCEABILITY; AUTHORITY AND CAPACITY. Such Ewing Limited Partner has all requisite power, authority and capacity to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by such Ewing Limited Partner hereunder and to perform such Ewing Limited Partner's obligations hereunder and thereunder. If such Ewing Limited Partner is an entity, the execution and delivery of this Agreement by such Ewing Limited Partner and the consummation by such Ewing Limited Partner of the transactions contemplated hereby have been duly authorized by all necessary proceedings on the part of such Ewing Limited Partner required in connection therewith.. This Agreement has been duly executed and delivered by such Ewing Limited Partner and constitutes, and the other agreements and instruments to be executed and delivered hereunder by such Ewing Limited Partner when executed and delivered by such Ewing Limited Partner will constitute, legal, valid and binding obligations of such Ewing Limited Partner, enforceable against the same in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

     9.04 NO CONFLICT. Neither the execution and delivery of this Agreement by such Ewing Limited Partner nor the execution and delivery by the such Ewing Limited Partner of the other agreements and instruments to be executed and delivered by the same hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of such Ewing Limited Partner pursuant to any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Ewing Limited Partner is a party or by which such Ewing Limited Partner is bound or to which such Ewing Limited Partner's properties or assets are subject, or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to such Ewing Limited Partner.

     9.05 NO CONSENT OR APPROVAL REQUIRED. No consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by such Ewing Limited Partner of this Agreement or any other agreement or instrument to be executed and delivered by such Ewing Limited Partner hereunder or the consummation by him of the transactions provided for herein or therein.

     9.06 INVESTMENT REPRESENTATION.


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





     A. Such Ewing Limited Partner is acquiring OP Units and upon the issuance of Summit Shares in exchange for OP Units, will be acquiring Summit Shares for such Ewing Limited Partner's own account for investment only, not as nominee or agent, and not with a view to, or an intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

     B. Such Ewing Limited Partner is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D adopted by the Commission under the Securities Act.

     C. Such Ewing Limited Partner understands that, the OP Units and the Summit Shares, have not been (1) registered under the Securities Act by reason of the reliance by Summit and the Operating Partnership on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, or (2) qualified under any Blue Sky Laws by reason of the reliance by Summit and the Operating Partnership on an exemption from such qualification.

     D. Such Ewing Limited Partner (1) has such knowledge and experience in business and financial matters that he is capable of evaluating the risks and merits of an investment in the Summit Shares and of making an informed investment decision, and (2) is able to bear the economic risk thereof. Summit and the Operating Partnership have delivered or made available to the such Ewing Limited Partner such documents, materials and information pertaining to Summit and the Operating Partnership as the such Ewing Limited Partner may have requested and has afforded such Ewing Limited Partner an opportunity to ask questions of and receive answers from Summit and its executive officers and the Operating Partnership.

     E. Such Ewing Limited Partner understands that neither the OP Units nor the Summit Shares may be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable Blue Sky Laws or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act and applicable Blue Sky Laws, the OP Units and the Summit Shares must be held indefinitely. In the absence of an effective registration statement under the Securities Act and applicable Blue Sky Laws or an exemption therefrom, such Ewing Limited Partner will not sell, transfer, or otherwise dispose of the OP Units or the Summit Shares, or any portion thereof. In addition, any such sale, transfer or disposition shall also be in accordance with the provisions of the Registration Rights Agreement.

     F. Such Ewing Limited Partner acknowledges that he has received and reviewed the Summit Limited Partnership Agreement and agrees to be bound by the provisions thereof, including the provisions thereof regarding the exchange of OP Units for Summit Shares and restrictions on transfer of OP Units.

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





     G. Such Ewing Limited Partner understands and acknowledges that, unless an Issuance Registration Statement (as such term is defined in the Registration Rights Agreement) has been filed and is effective, each certificate representing any Summit Shares issued to such Partners in exchange for OP Units will bear a legend to the effect specified in Section 7.07F.

     9.07 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article 9, Article 8 and Section 16.01, the Ewing Limited Partners make no representations or warranties, express or implied, at law or in equity, with respect to the Partnerships, the Ewing Limited Partners, or any of their respective assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

                  ARTICLE 10. REPRESENTATIONS AND WARRANTIES OF
                      SUMMIT AND THE OPERATING PARTNERSHIP

     Summit and the Operating Partnership hereby represent and warrant to Ewing, the Ewing Stockholders, the Partnerships and the Partners of the Partnerships as follows:

     10.01 ORGANIZATION AND GOOD STANDING OF SUMMIT. Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The copies of the Articles of Incorporation and Bylaws of Summit which have been furnished to the Ewing Stockholders and the Ewing Limited Partners include all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     10.02 CAPITALIZATION OF SUMMIT. The authorized capital stock of Summit consists of 150,000,000 shares, of which 25,000,000 shares are Preferred Stock, par value $.01 per share, 100,000,000 shares are Common Stock, par value $.01 per share, and 25,000,000 shares are Excess Stock, par value $.01 per share, of which 25,420,846 shares of Common Stock were issued and outstanding as of September 30, 1998. All of the issued and outstanding shares of the Common Stock of Summit are duly authorized, were validly issued and are fully paid and non-assessable.

     10.03 ORGANIZATION AND GOOD STANDING OF THE OPERATING PARTNERSHIP. The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and lease its properties and to carry on its business as presently conducted and as proposed to be conducted. The copies of the Operating Partnership's Certificate of Limited Partnership and limited partnership agreement (the "SUMMIT LIMITED PARTNERSHIP AGREEMENT") which have been furnished to the Ewing Stockholders and the Ewing Limited Partners include all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.


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





          10.04 REIT QUALIFICATION. Summit has met the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code for the tax year ended December 31, 1997.

          10.05 AUTHORIZATION OF SUMMIT. Summit has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder and to issue and deliver the Basic Closing Shares, the Additional Closing Shares, the Rancho Makeup Shares and the Net Rancho Shares. The execution, delivery and performance by Summit of this Agreement and such other agreements and instruments and the issuance and delivery of the Basic Closing Shares, the Additional Closing Shares, the Rancho Makeup Shares and the Net Rancho Shares have been duly and validly authorized by the Board of Directors of Summit, and no other corporate action or authorization on behalf of Summit is required in connection therewith.

          10.06 AUTHORIZATION OF PARTNERSHIP. The Operating Partnership has all requisite partnership power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder and to issue and deliver OP Units in accordance with the provisions hereof. The execution, delivery and performance by the Operating Partnership of this Agreement and such other agreements and instruments and the issuance and delivery of OP Units in accordance with the provisions hereof has been duly and validly authorized by Summit in its capacity as general partner of the Operating Partnership, and no other partnership action or authorization on behalf of the Operating Partnership is required in connection therewith.

          10.07 VALIDITY AND ENFORCEABILITY. This Agreement has been duly executed and delivered by Summit and the Operating Partnership and constitutes, and the other agreements and instruments to be executed and delivered hereunder by Summit or the Operating Partnership, when executed and delivered by Summit or the Operating Partnership, as the case may be, will constitute legal, valid and binding obligations of Summit or the Operating Partnership, enforceable against the same in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

          10.08 STATUS OF SUMMIT SHARES. The Basic Closing Shares, the Additional Closing Shares, the Rancho Makeup Shares and the Net Rancho Shares, when issued and delivered in accordance with the terms of this Agreement, will constitute duly authorized, validly issued and outstanding, fully paid and non-assessable shares of the Common Stock of Summit.

          10.09 NO CONFLICT. Neither the execution and delivery of this Agreement by Summit or the Operating Partnership nor the execution and delivery by Summit or the


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



Operating Partnership of the other agreements and instruments to be executed and delivered by the same hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, nor the issuance and delivery of the Basic Closing Shares, the Additional Closing Shares, the Rancho Makeup Shares and the Net Rancho Shares or OP Units pursuant to the provisions hereof will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of Summit or the Operating Partnership pursuant to the Articles of Incorporation or Bylaws of Summit, the Certificate of Limited Partnership or limited partnership agreement of the Operating Partnership or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Summit or the Operating Partnership is a party or by which either of them is bound or to which any of their respective properties or assets is subject, or
(ii) violate any law, statute, rule, regulation, judgment or decree applicable to Summit or the Operating Partnership. No third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Summit or the Operating Partnership is a party or by which it is bound or to which any of its respective properties or assets is subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Summit or the Operating Partnership hereunder or the consummation of the transactions provided for herein or therein.

          10.10 NO CONSENT OR APPROVAL REQUIRED. Except for (i) compliance with any applicable Blue Sky Laws, (ii) the filing by Summit of a Listing Application with the New York Stock Exchange, (iii) the filing by Summit of any registration statement required by the Registration Rights Agreement, (iv) the filing of the Corporate Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland, (v) the filing of the Corporate Certificate of Merger with the Secretary of State of the State of Ohio, and (vi) the filing of a Form 8-K with the Commission, no consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required for the valid execution and delivery by Summit or the Operating Partnership of this Agreement or any other agreement or instrument to be executed and delivered by Summit or the Operating Partnership hereunder or the consummation by Summit or the Operating Partnership of the transactions provided for herein or therein.

          10.11 COMMISSION FILINGS AND FINANCIAL STATEMENTS. Summit has heretofore delivered to the Ewing Stockholders and the Ewing Limited Partners copies of Summit's (i) Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, as filed with the Commission, and (iii) proxy statement for its 1998 annual meeting of stockholders. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Summit and its consolidated subsidiaries included in such reports


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



were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Summit and its consolidated subsidiaries as of the dates thereof and the periods then ended, subject in the case of the unaudited condensed consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          10.12 ABSENCE OF CHANGE. Since the date of the audited consolidated financial statements referred to in Section 10.11, there has not been any material adverse change in the business, properties, financial condition or results of operations of Summit or the Operating Partnership taken as a whole.

          10.13 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article 10 and Section 16.01, Summit and the Operating Partnership make no representations or warranties, express or implied, at law or in equity, with respect to Summit, the Operating Partnership, or any of their respective assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

                         ARTICLE 11. COVENANTS OF SUMMIT

          11.01 PUBLIC ANNOUNCEMENTS. Summit will consult with Ewing before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Corporate Merger and the Contribution Transaction, and will not issue any such press release or make any such written public statement prior to such consultation, except to the extent it may be advised by counsel that it is required by applicable Law or legal process. Summit agrees that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by Summit and Ewing.

          11.02 TRANSFER AND GAINS TAXES. Summit will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Corporate Merger Effective Time and the Contribution Date, the Surviving Corporation will, or will cause the Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Surviving Corporation Common Shares or the OP Units of partnership interest, all Transfer and Gains Taxes.

          11.03 CONSENTS. Subject to the terms and conditions herein provided, Summit and the Operating Partnership shall (i) use reasonable efforts to cooperate with


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



the other parties in (A) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, any Governmental Entity and any third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, (ii) use reasonable efforts to obtain in writing any consents required from third parties to effectuate the Corporate Merger and the Contribution Transaction, such consents to be in such form and substance as may be reasonably satisfactory to Ewing, and in connection therewith, not pay any consent fees unless approved by Ewing, and (iii) use reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     11.04 EWING EXPENSES. Summit and the Operating Partnership covenant and agree that in the event the transactions contemplated by this Agreement are consummated, they will pay the Ewing Expenses.

     11.05 DISCHARGE OF MORTGAGE INDEBTEDNESS. Subject to the terms and conditions of this Agreement, Summit and the Operating Partnership covenant and agree to pay and discharge all Mortgage Indebtedness encumbering the Apartment Project known as Camino Real and the Apartment Project known as Rancho Las Palmas, including the release of any letters of credit securing the same..

             ARTICLE 12. COVENANTS OF EWING, THE EWING SHAREHOLDERS,
               THE EWING LIMITED PARTNERS, AND/OR THE PARTNERSHIPS

     12.01 RANCHO LAS PALMAS. The Rancho Las Palmas Partnership is, and on the Closing Date will be, subject to a management agreement ("RANCHO MANAGEMENT AGREEMENT") dated November 15, 1997, between such Partnership, as owner, and Contractor/Manager, as manager, a copy of which is attached hereto as Exhibit "DD" hereof. As of the Closing Date, the Rancho Management Agreement shall be amended (by amendments in the form of Exhibit "EE").

     12.02 MORTGAGE LOAN DOCUMENTS. Ewing has made available to Summit and the Operating Partnership true and correct copies of all documents relating to any existing indebtedness with respect to the Properties.

     12.03 INTERIM COVENANTS. Until the Closing Date or the sooner termination of this Agreement:

     A OPERATION BY EWING. Ewing will operate its business in the usual, regular and ordinary course and will not engage in any extraordinary transaction except as disclosed to Summit and the Operating Agreement prior to the date hereof provided, however, that any transaction which would not make the representations


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contained in Section 7.08 untrue or incorrect as of the Closing Date shall not be deemed to be an "extraordinary transaction" as such term is used in this
Section 12.03A.

     B. OPERATION BY THE PARTNERSHIPS. Each Partnership will maintain the Apartment Project owned by it in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of such Partnership.

     C. SERVICE CONTRACTS.

     (1) Each Partnership will not enter into any additional service contracts or other similar agreements without the prior consent of Summit, except those deemed reasonably necessary by such Partnership which are cancelable on sixty
(60) days' notice without penalty or termination fee.

     (2) Ewing and the Partnerships shall punctually perform and discharge in all material respects each and every obligation or undertaking of Ewing and the Partnerships under the Service Contracts and will not change or modify any Service Contract in any manner which is materially adverse to one or more of the Partnerships without the express prior written consent of Summit or the Operating Partnership.

     D. LEASES. Each Partnership shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business except that such Partnership will not enter into any leases subsequent to the Effective Date which do not comply with the leasing criteria set forth in Exhibit "B" attached hereto. Each Partnership, upon request, shall keep Summit and the Operating Partnership reasonably informed as to the status of leasing prior to the Closing Date.

     E. ACQUISITION PROPOSALS. Unless this Agreement shall have been terminated, Ewing and the Partnerships agree that they shall not (and shall use their reasonable efforts to cause all of their Representatives [as hereinafter defined] not to), directly or indirectly, solicit, initiate, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, enter into any agreement with or otherwise cooperate in any way in connection with, any Third Party (as hereinafter defined) concerning any Competing Transaction (as hereinafter defined). For purposes of the foregoing, the term "REPRESENTATIVES" shall mean each of the directors, officers, employees, agents or advisers (including without limitation attorneys, accountants, consultants, bankers and financial advisers) of Ewing and the Partnerships. For purposes of this Agreement, the term "THIRD PARTY" shall mean any individual, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 ACT")), corporation, partnership, or other entity other than Ewing and the Partnerships, any affiliate (as such term is defined in the 1934 Act) of Ewing, the

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Partnerships, or any of their Representatives, and the term "COMPETING
TRANSACTION" shall mean any of the following involving Ewing or the
Partnerships: (i) any merger, consolidation, business combination, or other similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Ewing or the Partnerships taken as a whole, or (iii) any tender offer or exchange offer for any of the outstanding shares of Ewing's Capital Stock. or the Partnerships' partnership interests.

     F. UPDATES REGARDING OPERATIONS. Ewing and the Partnerships shall confer on a regular basis with one or more representatives of Summit, Merge Sub and the Operating Partnership to report operational matters of materiality and any proposals to engage in material transactions.

     G. BOOKS AND RECORDS. Ewing and the Partnerships shall maintain their books and records in accordance with GAAP consistently applied, in which full, true and correct entries shall be made as to all operations of the Properties. All such books and records shall at all times during reasonable business hours and following reasonable notice be subject to inspection by Summit, the Operating Partnership, and their duly accredited representatives. In addition, Ewing and the Partnerships shall not change in any material manner any of their methods, principles or practices of accounting in effect as of the date of the Latest Ewing Balance Sheet or the Latest Partnership Balance Sheets of the Partnerships, respectively, except as may be required by applicable law or GAAP.

     H. TAXES. Ewing and the Partnerships shall duly and timely file all Tax Returns required to be filed with federal, state, local and other authorities.

     I. TAX ELECTIONS. None of Ewing or the Partnerships shall make or rescind any express or deemed election relative to Taxes.

     J. ORGANIZATIONAL DOCUMENTS. Ewing shall not amend its Articles of Incorporation or Code of Regulations; none of the Partnerships shall amend its Certificate of Limited Partnership or Limited Partnership Agreement.

     K. CAPITAL STOCK; PARTNERSHIP INTERESTS.

     (1) None of Ewing or the Partnerships shall make a change in the number of shares of capital stock or partnership interests issued and outstanding.

     (2) None of Ewing or the Partnerships shall grant options or other right or commitment relating to its capital stock or partnership interests, or any security convertible into its capital stock or partnership interests, or any security the value of which is measured by shares of capital stock or partnership interests, or any security subordinated to the claim of its general creditors.


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





     L. EMPLOYEE BENEFIT PLANS. None of Ewing or the Partnerships shall adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by Law or changes which are not more favorable to participants than provisions presently in effect.

     M. SHAREHOLDER DERIVATIVE CLAIMS. Ewing shall not settle any shareholder derivative claims arising out of or in connection with any of the transactions contemplated by this Agreement.

     N. NOTICES AS TO TAXES. Ewing and the Partnerships shall promptly notify Summit and the Operating Partnership of any action, suit, proceeding, claim or audit pending against or with respect to Ewing and the Partnerships with respect to any Taxes, and not change any of the Tax elections, accounting methods, conventions or principals which relate to Ewing or the Partnerships that could reasonably be expected to increase such party's liabilities.

     O. LICENSES AND PERMITS. Ewing and the Partnerships shall use reasonable efforts to maintain all licenses and permits as may be required by any Governmental Entity except where failure to so maintain such licenses and permits would not result in a Ewing Material Adverse Effect or a Partnership Material Adverse Effect.

     P. APPLIANCES. None of Ewing or the Partnerships shall transfer or remove any of the standard appliances from the Properties subsequent to the date hereof, except for repair or replacement.

     Q. ALTERATION OF THE PROPERTIES; ZONING. None of Ewing or the Partnerships shall cause or permit any grading, excavation or construction upon the Properties or any material addition, alteration or removal of any improvements forming a part of the Properties. None of Ewing or the Partnerships shall use or occupy, or knowingly allow the use or occupancy of, the Properties in any manner which violates any governmental requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. None of Ewing or the Partnerships shall initiate any zoning reclassification of the Properties or seek any variance under existing zoning ordinances applicable to the Properties to use the Properties in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other governmental requirements.

     R. INSURANCE. Ewing and the Partnerships shall use reasonable efforts to maintain in force, fire and extended coverage insurance upon the Properties and public liability insurance with respect to damage or injury to persons or property occurring on the Properties in such amounts as is maintained by Ewing and the Partnerships on the date of this Agreement.


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





     S. OTHER OFFERS TO PURCHASE. None of Ewing or the Partnerships shall entertain nor accept any offers to purchase the Properties from any party other than Summit or the Operating Partnership and will not market the Properties to any other parties.

     T. LITIGATION. Ewing and the Partnerships shall advise Summit and the Operating Partnership promptly of any notice or proceeding contemplated by Sections 7.10(B)(1) and 8.09(B)(1) herein of which Ewing or the Partnerships have actual knowledge or notice.

     U. EXISTING LOAN. Ewing and the Partnerships shall promptly take and thereafter diligently pursue all actions reasonably necessary to obtain the consent of any holder of any promissory note evidencing a debt of Ewing or the Partnerships (each, an "EXISTING LOAN") to the Corporate Merger and the Contribution Transaction contemplated hereunder, in writing, and without any change in the provisions of the Existing Loan (other than principal paydowns not to exceed 5% of the outstanding principal balance) which are not reasonably acceptable to Summit or the Operating Partnership.

     V. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, Ewing and the Partnerships will afford to the other parties and to the Representatives of such other parties, reasonable access during normal business hours prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Ewing and the Partnerships will furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as such other parties may reasonably request. Ewing and the Partnerships will hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the Confidentiality Agreement.

     W. CONSENTS. Subject to the terms and conditions herein provided, Ewing and the Partnerships shall (i) use reasonable efforts to cooperate with the other parties in (A) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, any Governmental Entity and any third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, (ii) use reasonable efforts to obtain in writing any consents required from third parties to effectuate the Corporate Merger and the Contribution Transaction, such consents to be in such form and substance as may be reasonably satisfactory to Summit and the Operating Partnership, and in connection therewith, not pay any consent fees unless approved by Summit and the Operating Partnership, and (iii) use reasonable efforts to take, or cause to be taken, all


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other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     X. PUBLIC ANNOUNCEMENTS. Ewing and the Partnerships will consult with the Summit and the Operating Partnership before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Corporate Merger and the Contribution Transaction, and will not issue any such press release or make any such written public statement prior to such consultation, except to the extent it may be advised by counsel that it is required by applicable Law or legal process. Ewing and the Partnerships agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by Ewing and Summit.

     Y. TRANSFER AND GAINS TAXES. Ewing and the Partnerships will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer and Gains Taxes.

     Z. MAINTENANCE OF RENTAL UNITS; "RENT READY" CONDITION OF UNITS. Ewing and the Partnerships shall continue to maintain, operate and manage the Properties in the same manner that it has heretofore maintained and operated the Properties and all rental units shall be in rentable condition as of the Closing Date; provided however, Ewing, the Partnerships, Summit and the Operating Partnership acknowledge that rental units which are vacated within five (5) Business Days prior to the Closing Date will be in varying conditions of make-ready for leasing, as is ordinary in Ewing's and the Partnerships' course of business. At Closing, Summit shall receive a credit against the Net Partnership Value of each Partnership equal to $250 multiplied by the number of rental units owned by such Partnership which were vacated more than five (5) Business Days prior to the Closing Date and which are not in "rent ready" condition as of the Closing Date, as reasonably determined by Summit or the Operating Partnership.

     12.04 NO SOLICITATION OF EMPLOYEES. Each Ewing Shareholder and each Ewing Limited Partner agrees that during the period commencing on the Closing and ending on the first anniversary thereof neither he, nor any entity which is controlled by him (either alone or in combination with one or more other Ewing Shareholders or Ewing Limited Partners) or any affiliate thereof will directly or indirectly solicit for employment any Summit Employed Person (as defined below). Nothing in this Section 12.04 shall be deemed to prohibit any Ewing Shareholder or any Ewing Limited Partner (or any controlled entities or affiliates) from employing a Summit Employed Person who approached such person or entity for employment without having been first directly or indirectly solicited thereby. For purposes hereof, a "SUMMIT EMPLOYED PERSON" shall be a person who was employed at or in connection with one of the Apartment Projects either by Ewing one of the Partnerships or any affiliate or subsidiary of Ewing (including, without limitation, it's property management affiliate), and who remained employed by


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



Summit at the time of the Closing and whose employment has been not terminated by the voluntary act of Summit.

     12.05 NO TRANSFERS. Each Ewing Limited Partner agrees that he will not sell, assign, transfer, pledge or otherwise dispose of any interest in his Partnership Interest in any Partnership (except as contemplated herein); nor will such Ewing Limited Partner agree to amend the limited partnership agreement of any Partnership of which he is a partner or agree to admit any new partner to any such Partnership (except as contemplated herein).

     12.06 REPAIRS. The Ewing Stockholders and the Ewing Limited Partners agree that they will cause the repairs to the Improvements identified on the punchlist attached hereto as Exhibit "HH" to be completed at no cost to Summit, the Operating Partnership or any of their Affiliates on or before December 31, 1998.

                ARTICLE 13. REGISTRATION UNDER THE SECURITIES ACT

     At Closing, Summit, each Ewing Stockholder and each Ewing Limited Partner shall enter into the Registration Rights Agreement.

             ARTICLE 14. CERTAIN AGREEMENTS RELATING TO TAX MATTERS

     14.01 Summit hereby agrees as follows:

     A. For all Federal and relevant state income or franchise Tax purposes: (i) Summit will treat the exchange of shares in Ewing for the shares of Summit pursuant to the provisions hereof as a "reorganization" described in Section 368(a)(1)(A) of the Code and comparable provisions of relevant state income or franchise Tax law; (ii) Summit will treat each of Ewing and Summit as "parties to a reorganization", within the meaning of Section 368(b)(2) of the Code; and
(iii) Summit will file any and all statements required by relevant Federal and state law to accomplish the foregoing and in a manner that is consistent with the foregoing.

     B.For all Federal and relevant state income or franchise purposes: (i) Summit will elect, in accordance with the provisions of Section 1362(e)(3) of the Code and comparable provisions of relevant state income or franchise Tax law, to close the books of Ewing, as of the close of the day preceding the Closing Date, and to treat the items of income, gain, loss, deduction or credit as reflected on such books as so closed (as determined by Deloitte & Touche or such other accounting firm selected by the Ewing Stockholders and reasonably acceptable to Summit) as being allocated to the short 1998 taxable year of Ewing preceding the Closing Date, and to treat such items occurring or accruing thereafter as being allocated to the portion of the taxable year of Summit beginning on the Closing date ("POST-CLOSING PERIOD"); and (ii) Summit will file any and all statements required by relevant Federal and state law to accomplish the foregoing and in a manner that is consistent with the foregoing. Notwithstanding the


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chronological order of the Corporate Merger and the Contribution Transaction,
the parties hereto agree that all Tax items, including income, gain, loss, deduction and credit, of each Partnership through the Contribution Date shall be allocated to Ewing and the Ewing Limited Partners, and in the case of items so allocated to Ewing, reported on the final Tax Returns of Ewing.

     C. Summit will file, as an attachment to its Federal income Tax Return Form 1120- REIT for its taxable year that includes the Closing Date, an election under Notice 88-19 for the purpose of avoiding gain recognition under Section 337(d) of the Code.

     D. Other than the Ewing Ending Returns (as defined in Section 14.02 hereof), Summit will prepare and file or cause to be prepared and filed all Federal and relevant state income and franchise Tax Returns of Summit for 1998, including without limitation any such returns that cover the Post-Closing Period.

     E. Summit will not file an amendment to, or otherwise agree to any adjustment with respect to, any "Ewing Tax Return" (as hereinafter defined) without the consent of the Ewing Stockholders (which consent may be granted or withheld by the Ewing Stockholders in their sole and absolute discretion). Notwithstanding the foregoing, in the event that Summit, in consultation with its professional advisors, determines that it is required to file an amendment to a Ewing Tax Return under applicable law, regulation, or judicial or administrative precedent and the Ewing Stockholders withhold their consent to such filing, the issue of whether such amendment is so required shall be submitted to arbitration under the provisions of Section 16.10 hereof, and if the arbitrator(s) determine that the filing of such amendment is so required, Summit shall be free to file such amendment. If any relevant Tax authority shall commence an audit of, or propose an adjustment to, a Ewing Tax Return, Summit shall inform the Ewing Stockholders of such audit or such proposed adjustment as soon as possible (but in any event within ten (10) days of Summit's being informed of such audit or such proposed adjustment) and shall permit the Ewing Stockholders (or their designate) to direct any and all discussions, audits, negotiations, protests or litigation with respect thereto, at the full cost and expense of the Ewing Stockholders, and all decisions made with respect thereto shall be made by the Ewing Stockholders in their sole and absolute discretion. For these purposes, a "EWING TAX RETURN" shall mean and include, without duplication, all Ewing Ending Returns and all other Tax Returns of Ewing for or in respect of Tax periods that end on or prior to the Closing Date.

     14.02 The Ewing Stockholders hereby agree as follows:

     A. The Ewing Stockholders will sign and/or file such statements or elections as reasonably required by Summit, to enable Summit to satisfy its obligations under Section 14.01 hereof.


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




     B. The Ewing Stockholders shall retain Deloitte & Touche or such other accounting firm selected by the Ewing Stockholders and reasonably acceptable to Summit, to prepare or cause to be prepared in a timely manner all Tax Returns for Ewing for all periods ending on or prior to the Closing Date which are due after the Closing Date (the "EWING ENDING RETURNS"), and shall timely make all necessary payments, if any, in connection therewith. The Ewing Stockholders shall promptly deliver the original of any such Ewing Ending Return (together with any supporting documentation reasonably requested by Summit and any necessary payments in connection therewith) to Summit for execution and filing of the same by Summit. Any Ewing Ending Return delivered to Summit shall be true, correct and complete in all material respects. Upon its receipt of any Ewing Ending Return, Summit and its accountants shall have the right to review and approve the form and content of the Ewing Tax Return prior to its execution and filing. None of the Ewing Stockholders will file any amendment to any Ewing Ending Return without the prior written consent of Summit. Notwithstanding the foregoing, in the event that the Ewing Stockholders, in consultation with their professional advisors, determines that they are required to file an amendment to a Ewing Ending Return under applicable law, regulation, or judicial or administrative precedent and the Summit withholds its consent to such filing, the issue of whether such amendment is require shall be submitted to arbitration under the provisions of Section 16.10 hereof, and if the arbitrator(s) determine that the filing of such amendment is so required, the Ewing Stockholders shall be free to file such amendment..

     14.03 The Partners of each Partnership shall retain Deloitte & Touche or such other accounting firm selected by the Partners of such Partnership and reasonably acceptable to Summit, to prepare or cause to be prepared in a timely manner all Tax Returns for such Partnership and its Properties for all periods ending on or prior to the Contribution Date which are due after the Closing Date (each a "PARTNERSHIP ENDING RETURN"), and shall timely make all necessary payments, if any, in connection therewith. The Partners of each Partnership shall promptly deliver the original of any such Partnership Ending Return (together with any supporting documentation reasonably requested by Summit and any necessary payments in connection therewith) to Summit for execution and filing of the same by Summit. Any Partnership Ending Return delivered to Summit shall be true, correct and complete in all material respects. Upon its receipt of any Partnership Ending Return, Summit and its accountants shall have the right to review and approve the form and content of the Partnership Tax Return prior to its execution and filing. None of the Partners of any of the Partnerships will file any amendment to any Partnership Ending Return without the prior written consent of Summit. Notwithstanding the foregoing, in the event that the Ewing Limited Partners in consultation with their professional advisors, determines that they are required to file an amendment to a Partnership Ending Return under applicable law, regulation, or judicial or administrative precedent and Summit withholds its consent to such filing, the issue of whether such amendment is require shall be submitted to arbitration under the provisions of Section 16.10 hereof, and if the arbitrator(s) determine that the filing of such amendment is so required, the Ewing Limited Partners shall be free to file such amendment.

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





     14.04 Before and following the Closing, the parties to this Agreement will cooperate fully as and to the extent reasonably requested by the other in connection with the filing of Tax Returns, and any audit, litigation or other proceeding with respect to Taxes, applicable to Ewing, the Partnerships or the Properties.

             ARTICLE 15. INDEMNIFICATION; LIMITATIONS ON LIABILITY;
                                    SURVIVAL

     15.01 CROSS INDEMNITY. Subject to the terms and conditions of this Article 15:

     A. The Ewing Stockholders jointly and severally hereby agree to indemnify and hold Summit, and the Operating Partnership harmless from and against all demands, claims, causes of action, assessments, including any Federal or state Tax audits, losses, damages, liabilities and costs and expenses, including, without limitation, attorneys' fees and any expenses incident to the investigation or enforcement of this Article 15 (collectively, "LOSSES"), which Summit or the Operating Partnership may suffer, sustain or become subject to by reason of or resulting from (i) any breach of any covenant or agreement of Ewing, any Ewing Stockholder, or any Partnership contained in this Agreement,
(ii) any inaccuracy in any representation or warranty of Ewing, any Ewing Stockholder, any Partnership or, except to the extent of the indemnification provided for in Section 15.01B, any Ewing Limited Partner contained in this Agreement, or any other agreement, certificate, or instrument executed by any of them pursuant to this Agreement and (iii) in the event that the Corporate Merger is consummated and without duplication, any liabilities or obligations of, or claims against Ewing arising prior to the Corporate Merger Effective Time, including any Taxes of Ewing relating to any period prior to the Corporate Merger Effective Time, but excluding any liabilities or obligations to the Partnerships or arising out of, or attributable to the Partnerships or the Properties (other than Taxes of Ewing relating to any period prior to the Corporate Merger Effective Time).

     B.Each Ewing Limited Partner, severally and not jointly, hereby agrees to indemnify and hold Summit, and the Operating Partnership harmless from and against all Losses, which Summit or the Operating Partnership may suffer, sustain or become subject to by reason of or resulting from (i) any breach of any covenant or agreement by such Ewing Limited Partner contained in this Agreement, and (ii) any inaccuracy in any representation or warranty of such Ewing Limited Partner contained in Article 9 of this Agreement, or any other agreement, certificate, or instrument executed by any of them pursuant to this Agreement.

     C. Summit and the Operating Partnership hereby agrees to indemnify and hold each Ewing Stockholder and each Ewing Limited Partner harmless from and against all Losses which such Stockholder or Partner may suffer, sustain or become subject to by reason of or resulting from (i) any breach of any covenant or agreement of Summit or the Operating Partnership contained in this


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



Agreement, and (ii) any inaccuracy in any representation or warranty of Summit or the Operating Partnership contained in this Agreement or in any other agreement, certificate, or instrument executed by Summit or the Operating Partnership pursuant to this Agreement;

     D. The indemnification under this Article 15 excludes any matters covered by the Registration Rights Agreement.

All of the foregoing are hereinafter collectively referred to as "CLAIMS"; the party seeking indemnification pursuant to this Article 15 is hereinafter referred to as an "INDEMNIFIED PARTY"; and the party from whom indemnification is sought is hereinafter referred to as an "INDEMNIFYING PARTY";

     E. To the extent any Tax claim is sustained by Federal or state authorities and results in increased Tax, the amount of the Ewing Stockholders' or the Ewing Limited Partners', as the case may be, liability under this Agreement shall be offset to the extent of any Tax benefit derived by Summit or the Operating Partnership as a result of such increased Tax.

     15.02 CONDITIONS OF INDEMNIFICATION OF THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     A. The Indemnified Party shall give written notice to the Indemnifying Party of any such Claim within 30 days after the Indemnified Party receives notice thereof, which written notice shall state the nature and basis of such Claim and, if determinable, the amount thereof, provided that failure to so notify the Indemnifying Party shall in no case prejudice the rights of the Indemnified Party under this Agreement unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent of such prejudice. Upon receipt of notice of any such Claim from the Indemnified Party, the Indemnifying Party will undertake the defense thereof by representatives of its own choosing.

     B. In the event that the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend the same, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

     C. Anything in this Article 15 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnifying Party other than as a result of money

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



damages and other money payments, the Indemnifying Party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim, and
(ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability in respect of such Claim.

              15.03 LIMITATIONS ON LIABILITY. The liability under this Agreement of the parties hereto shall be subject to the following limitations:

     A. Neither Ewing Stockholders nor the Ewing Limited Partners shall be liable for any loss or damage suffered by Summit or the Operating Partnership by reason of any breach or default hereof or by reason of any indemnification set forth in this Agreement unless the aggregate amount of all Losses incurred by Summit and the Operating Partnership for which the Ewing Stockholders or the Ewing Limited Partners are otherwise liable hereunder exceeds $250,000 and then only for the excess over $250,000.

     B.The Ewing Stockholders' and the Ewing Limited Partners' aggregate liability under this Agreement shall be limited to $1,000,000; provided, however, in the event that the Corporate Merger and the Contribution Transaction shall fail to take place for any reason, then Ewing's aggregate liability under this Agreement shall be limited to $50,000, and the Ewing Stockholders', Ewing GP's, and the Ewing Limited Partners' aggregate liability, under this Agreement shall be limited to $25,000; and provided, further, that the foregoing shall not limit (a) the Ewing's Stockholders' liability pursuant to clause (iii) of
Section 15.01A hereof, (b) any Ewing Limited Partner's liability for any Losses suffered by Summit or the Operating Partnership by reason of any inaccuracy in any representation or warranty of such Ewing Limited Partner contained in
Section 9.02 (in which case such Ewing Limited Partner's aggregate liability shall be limited to the value of the cash and OP Units (valued at the Closing Market Price) received by such Ewing Limited Partner in connection with the Contribution Transaction or (c) Summit's and the Operating Partnership's right to specific performance of the obligations of Ewing, the Partnerships, the Ewing Shareholders, the Ewing GP's and the Ewing Limited Partners.

     C. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN THE EVENT THAT SUMMIT OR THE OPERATING PARTNERSHIP (I) DEFAULTS IN THE PERFORMANCE OF ANY OF ITS RESPECTIVE OBLIGATIONS HEREUNDER, OR (II) FAILS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY NOTWITHSTANDING THE FULFILLMENT BY OF ALL OF THE CONDITIONS SET FORTH IN ARTICLE 6 HEREOF, THE AMOUNT OF $2,500,000 SHALL BE PAID TO EWING AND THE PARTNERSHIPS IN SUCH PROPORTIONS AS EWING SHALL DIRECT AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY IMPRACTICAL AND


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



DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY EWING, THE EWING STOCKHOLDERS, THE EWING GP, THE EWING LIMITED PARTNERS AND THE PARTNERSHIPS AS A RESULT OF SUMMIT'S OR THE OPERATING PARTNERSHIP'S DEFAULT OR FAILURE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SUBSECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH EWING, THE EWING STOCKHOLDERS, EWING GP, THE EWING LIMITED PARTNERS AND THE PARTNERSHIPS WILL INCUR AS A RESULT OF SUCH DEFAULT OR FAILURE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY UNDER APPLICABLE LAW.

     D. In the event this Agreement shall terminate for any reason prior to the Closing, then no party shall have any further rights or obligations under this Agreement; provided, however, that subject to the limitations on liability hereinabove set forth, the termination of this Agreement shall not relieve a party from liability for his or its breach or default under this Agreement; provided, further, the Confidentiality Agreement and the indemnification obligations of the parties under Section 16.01 hereof shall survive the termination of this Agreement.

     The parties hereby agree that the rights provided for in Article 15 hereof shall be their sole remedies in the event of any breach or default under this Agreement or any document executed and delivered pursuant hereto. No party shall assert any claim except in accordance with, and subject to the limitations of,
Article 15 hereof.

     15.04 SURVIVAL. Except for the liabilities and obligations of Ewing and the Partnerships hereunder (all of which shall terminate on the Closing Date), the representations, warranties, covenants, obligations and indemnities of the parties hereto shall survive the Closing and the consummation of the Corporate Merger and the Contribution Transaction herein provided; provided, however, that all liabilities and obligations of the Ewing Stockholders and the Ewing Limited Partners hereunder (other than the indemnification obligations of the Ewing Stockholders pursuant to the provisions of clause (iii) of Section 15.01A hereof and the representations and warranties of the Ewing Limited Partners set forth in Section 9.01) shall terminate in their entirety one (1) year after the Closing Date, except as to items as to which Summit or the Operating Partnership shall make a written claim during such one (1) year period and, in addition, initiates a proceeding under Section 16.09 hereof not later than fifteen (15) months after the Closing Date.

     Notwithstanding any other provision of this Agreement, if Summit or the Operating Partnership shall have actual knowledge as of the Closing Date that any of the representations or warranties of Ewing, the Ewing Stockholders, the Partnerships or the Partners contained in this Agreement or in any other agreement,


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



certificate or instrument executed by any of them in connection with this Agreement shall be false or inaccurate in any respect or that Ewing, the Ewing Stockholders, the Partnerships or the Partners shall be in breach of any of their covenants or obligations under this Agreement, and Summit and the Operating Partnership nonetheless close the transactions hereunder and effect the Corporate Merger and the Contribution Transaction, then neither the Ewing Stockholders nor the Ewing Limited Partners shall have any liability or obligation respecting such false or inaccurate representations and warranties or such breach (and any cause of action resulting therefrom shall terminate upon the Closing).

                            ARTICLE 16. MISCELLANEOUS

     16.01 BROKERS. The Ewing Stockholders, Ewing GP, and the Ewing Limited Partners represent and warrant to Summit and the Operating Partnership, and Summit and the Operating Partnership represent and warrant to Ewing, the Ewing Stockholders, the Partnerships Ewing GP, and the Ewing Limited Partners that no broker or finder has been engaged by them, respectively, in connection with the transactions contemplated by this Agreement, except as hereinafter set forth. In the event of a claim for broker's or finder's fee or commissions in connection with the transactions contemplated by this Agreement, then the Ewing Stockholders, Ewing GP, and the Ewing Limited Partners shall indemnify, defend and hold harmless Summit and the Operating Partnership from and against the same if it shall be based upon any statement or agreement alleged to have been made by the Ewing Stockholders, Ewing GP, or the Ewing Limited Partners, and Summit and the Operating Partnership shall indemnify, defend and hold harmless the Ewing Stockholders and the Ewing Limited Partners from and against the same if it shall be based upon any statement or agreement alleged to have been made by Summit or the Operating Partnership. Notwithstanding the foregoing, Ewing has engaged Eastdil Realty Company, L.L.C. in connection with the transactions herein provided, and Ewing (if the transaction herein provided fails to close) and except as provided in Section 11.04, the Ewing Stockholders and the Ewing Limited Partners (if the transactions herein provided shall close) shall be responsible for the fees and expenses (the "EASTDIL FEES") of Eastdil Realty Company, L.L.C. in connection with the Mergers provided for in this Agreement.

     16.02 EXHIBITS; ENTIRE AGREEMENT; MODIFICATION. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement among the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     16.03 PROHIBITION ON "SHORT" SALES; PURCHASES. Each Ewing Stockholder and each Ewing Limited Partner hereby agrees that during the period commencing on the Effective Date and ending on the earlier of the Rancho Issue Date or the Rancho Reconveyance Date such Stockholder or Partner will not, and will not permit


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



any Person controlled by him to, sell "short" any Summit Shares. Each of Summit and the Operating Partnership agrees that during the period commencing on the Effective Date and ending on the earlier of the Rancho Issue Date or the Rancho Reconveyance Date it will not, and it will not permit any of its directors or executive officers to, engage in any act with respect to Summit Shares which is included in the term "manipulative, deceptive, or other fraudulent device or contrivance," as such term is used in Section 15(c) of the 1934 Act. Without limiting the foregoing, each of Summit and the Operating Partnership agrees that during the period commencing on the Effective Date and ending on the Closing Date it will not, and it will not permit any of its directors or executive officers to, purchase any Summit Shares provided, however, that shares purchased from the Company under stock option plans, deferred compensation plans, stock bonus plans, employee stock purchase plans, dividend reinvestment plans or other equity participation plans shall be specifically permitted..

          16.04 TIME OF THE ESSENCE. Time is of the essence of this Agreement. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the immediately following Business Day.

          16.05 INTERPRETATION. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

          16.06 GOVERNING LAW. Except as otherwise provided herein, this Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

          16.07 SUCCESSORS AND ASSIGNS. No party may assign or transfer its rights or obligations under this Agreement prior to the Closing Date without the prior written consent of the other parties (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder). No consent given by a party to any transfer or assignment of another party's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of such other party's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.


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





          16.08 NOTICES. Any notice which a party is required or may desire to give any other party shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                           To Summit or the Operating Partnership:

                           c/o Summit Properties Inc.
                           212 South Tryon Street, Suite 500
                           Charlotte, North Carolina  28281
                           Attention:  Mr. Douglas E. Brout
                           Telecopier:    (704) 334-8340
                           Telephone:     (704) 334-9905

                           With a Copies To:

                           Kennedy, Covington, Lobdell & Hickman, L.L.P. NationsBank Corporate Center, Suite 4200
                           100 North Tryon Street
                           Charlotte, North Carolina 28202
                           Attention:  David H. Jones, Esq.
                           Telecopier:    (704) 331-7598
                           Telephone:     (704) 331-7481

                           and

                           Goodwin, Procter & Hoar, LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Attention:  David W. Watson, P.C.
                           Telecopier:    (617) 523-1231
                           Telephone:     (617) 570-1888


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




                           To Ewing, any Ewing Stockholder,
                           Any Partnership or any Partner:

                           212 East Third Street
                           Suite 300
                           Cincinnati, Ohio  45202
                           Attention:  Mr. Thomas L. Williams
                           Telecopier:    (513) 721-0332
                           Telephone:     (513) 721-2744

                           With Copies To:

                           Ewing Properties
                           14990 Landmark Boulevard
                           Suite 300
                           Dallas, Texas 75240
                           Attention: Mr. Michael L. Pacillio
                           Telecopier: (972) 387-8242
                           Telephone: (972) 866-9555

                           Pircher, Nichols & Meeks
                           1999 Avenue of the Stars
                           Suite 2600
                           Los Angeles, California 90067
                           Attention:     Real Estate Notices (LJP)
                           Telecopier:    (310) 201-8922
                           Telephone:     (310) 201-8900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     16.09 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other Person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

     16.10 ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT

OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS SHALL BE SETTLED BY ARBITRATION IN THE CITY OF CINCINNATI, OHIO, IN ACCORDANCE WITH THE THEN EXISTING RULES ("RULES") OF PRACTICES AND PROCEDURE OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"). EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE APPROVED LIST PROVIDED BY JAMS, SUCH SELECTION TO BE MADE BY NOTIFICATION TO THE OTHER PARTY GIVEN IN WRITING WITHIN FIFTEEN (15) DAYS OF THE SUBMISSION OF THE DISPUTE TO ARBITRATION HEREUNDER. FAILURE OF A PARTY TO GIVE NOTICE OF ITS SELECTION SHALL CAUSE THE SINGLE ARBITRATOR SELECTED BY THE OTHER PARTY TO BE THE SOLE ARBITRATOR IN CONNECTION WITH THE APPLICABLE DISPUTE HEREUNDER. IF EACH PARTY DESIGNATES AN ARBITRATOR, THEN WITHIN FIFTEEN (15) DAYS AFTER BOTH ARBITRATORS HAVE BEEN SO DESIGNATED, SUCH ARBITRATORS SHALL DESIGNATE A THIRD ARBITRATOR FROM A JAMS- APPROVED LIST. THE DECISION OF A MAJORITY OF THE ARBITRATORS HEREUNDER SHALL BE CONCLUSIVE. AS SOON AS PRACTICABLE AFTER SELECTION OF THE ARBITRATOR(S), THE ARBITRATOR(S) SHALL DETERMINE A REASONABLE ESTIMATE OF THE ANTICIPATED FEES AND COSTS OF THE ARBITRATOR(S), AND SHALL RENDER A STATEMENT TO EACH PARTY SETTING FORTH SAID FEES AND COSTS. THEREAFTER EACH PARTY SHALL, WITHIN TEN (10) DAYS OF RECEIPT OF SAID STATEMENT, DEPOSIT ONE-HALF OF SAID SUM WITH THE ARBITRATOR(S) TO BE APPLIED AGAINST SUCH FEES AND COSTS (SUBJECT TO THE PROVISIONS OF THIS AGREEMENT). FAILURE OF ANY PARTY TO MAKE SUCH DEPOSIT SHALL RESULT IN A FORFEITURE BY THE NON-DEPOSITING PARTY OF THE RIGHT TO PROSECUTE OR DEFEND THE CLAIM WHICH IS THE SUBJECT OF THE ARBITRATION, BUT SHALL NOT OTHERWISE SERVE TO ABATE, STAY OR SUSPEND THE ARBITRATION PROCEEDINGS. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION, THE EXTENT OF DISCOVERY AND TO GRANT EQUITABLE RELIEF, INCLUDING, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

          16.11 LEGAL COSTS. Except as provided in Section 11.04 hereof, the parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction. In addition, if any party brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys' fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 16.11 shall survive any termination of this Agreement.

          16.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

          16.13 EFFECTIVENESS. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

          16.14 CONSENT AND WAIVER. Each Partner of each Partnership and each partner of each such Partner which is a partnership hereby consents and agrees to the Corporate Merger and the Contribution Transaction and to the substitution of the Operating Partnership or SSILP as a limited partner in each Partnership in connection with the Contribution Transaction and waives any option, right of first refusal or similar right to acquire, or to designate an affiliate to acquire, the Partnership Interest of any Partner in any Partnership or any partner of any such Partner which is a partnership in connection with the Corporate Merger or the Contribution Transaction.

          16.15 CONSENT TO SERVICE OF PROCESS. The Surviving Corporation Consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept such service of process in connection with any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of Ewing.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            SUMMIT:

                            SUMMIT PROPERTIES INC.

                            By:      /s/ Douglas E. Brout
                                     -------------------------------------
                                     Name:    Douglas E. Brout
                                     Title:   Vice President


                            OPERATING PARTNERSHIP:

                            SUMMIT PROPERTIES PARTNERSHIP, L.P.

                            By:      SUMMIT PROPERTIES INC.,
                                     its sole general partner

                                     By:      /s/ Douglas E. Brout
                                              -----------------------------
                                              Name:    Douglas E. Brout
                                              Title:   Vice President


                            EWING INDUSTRIES, INC.

                            By:      /s/ Thomas L. Williams
                                     --------------------------------------
                                     Name:      Thomas L. Williams
                                     Title:     President

                                 BUENA VISTA PARTNERSHIP:

                                 EWING INDUSTRIES - BUENA VISTA
                                 LIMITED PARTNERSHIP

                                 By:      EWING INDUSTRIES II, L.C.,
                                          its sole general partner

                                          By:      /s/ Thomas L. Williams
                                                   -----------------------------
                                                   Name:      Thomas L. Williams
                                                   Title:     President


                                 BELCOURT PARTNERSHIP:

                                 KNOX-McKINNEY LIMITED PARTNERSHIP

                                 By:      EWING INDUSTRIES II, L.C.,
                                          its sole general partner

                                          By:      /s/ Thomas L. Williams
                                                   -----------------------------
                                          Name:    Thomas L. Williams
                                                   Title:     President


                                 TURTLE COVE PARTNERSHIP:

                                 EWING INDUSTRIES - HORIZON PARKWAY
                                 LIMITED PARTNERSHIP

                                 By:      EWING INDUSTRIES II, L.C.,
                                          its sole general partner

                                          By:      /s/ Thomas L. Williams
                                                   -----------------------------
                                                   Name:      Thomas L. Williams
                                                   Title:     President

                            CAMINO REAL PARTNERSHIP:

                            EWING INDUSTRIES-CAMINO REAL, L.P.

                            By:      EWING INDUSTRIES II, L.C.,
                                     its sole general partner

                                     By:      /s/ Thomas L. Williams
                                              ----------------------------------
                                              Name:      Thomas L. Williams
                                              Title:     President


                            RANCHO LAS PALMAS PARTNERSHIP:

                            EWING INDUSTRIES-RANCHO LAS PALMAS,
                            L.P.

                            By:      EWING INDUSTRIES II, L.C.,
                                     its sole general partner

                                     By:      /s/ Thomas L. Williams
                                              ----------------------------------
                                              Name:      Thomas L. Williams
                                              Title:     President


                            LOS ARBOLES PARTNERSHIP:

                            EWING PROPERTIES - LOS ARBOLES
                            LIMITED PARTNERSHIP

                            By:      EWING INDUSTRIES II, L.C.,
                                     its sole general partner

                                     By:      /s/ Thomas L. Williams
                                              ----------------------------------
                                              Name:      Thomas L. Williams
                                              Title:     President

                             TURTLE ROCK PARTNERSHIP:

                             EWING INDUSTRIES - OAKWELL FARMS
                             LIMITED PARTNERSHIP

                             By:      EWING INDUSTRIES II, L.C.,
                                      its sole general partner

                                      By:      /s/ Thomas L. Williams
                                               --------------------------------
                                               Name:      Thomas L. Williams
                                               Title:     President



                             RANCHO II:

                             RANCHO LAS PALMAS II, L.P.

                             By:      EWING REMAINDER LLC

                                      By:      /s/ Thomas L. Williams
                                               ---------------------------------
                                               Thomas L. Williams,
                                               Member


                             EWING STOCKHOLDERS:


                             /s/ Mary Francis Clauder
                             ---------------------------------------------------
                             MARY FRANCES CLAUDER


                             /s/ Sharon Williams Frisbie
                             ---------------------------------------------------
                             SHARON WILLIAMS FRISBIE


                             /s/ John B. Grote
                             ---------------------------------------------------
                             JOHN B. GROTE


                             /s/ Kerry W. Grote
                             ---------------------------------------------------
                             KERRY W. GROTE

                             /s/ M. Dyer Grote
                             ---------------------------------------------------
                             M. DYER GROTE


                             /s/ Timothy J. Grote
                             ---------------------------------------------------
                             TIMOTHY J. GROTE


                             /s/ Thoms D. Grote, Jr.
                             ---------------------------------------------------
                             THOMAS D. GROTE, JR.


                             /s/ Mary G. Hobson
                             ---------------------------------------------------
                             MARY G. HOBSON


                             /s/ Carol A. Jodar
                             ---------------------------------------------------
                             CAROL A. JODAR


                             /s/ Patricia W. Neihoff
                             ---------------------------------------------------
                             PATRICIA W. NIEHOFF


                             LISA GROTE OSTEVOLL REVOCABLE TRUST

                             By:      /s/ Thomas D. Grote, Jr.
                                      ------------------------------------------
                                       Thomas D. Grote, Jr.,
                                       Trustee

                             By:      /s/ Mary G. Hobson
                                      ------------------------------------------
                                       Mary G. Hobson,
                                       Trustee


                             /s/ Thomas L. Williams
                             ---------------------------------------------------
                             THOMAS L. WILLIAMS


                             /s/ William J. Williams, Jr.
                             ---------------------------------------------------
                             WILLIAM J. WILLIAMS, JR.

                             EWING GP:

                             EWING INDUSTRIES II, L.C.

                             By:      /s/ Thomas L. Williams
                                      ------------------------------------------
                                      Name:      Thomas L. Williams
                                      Title:     President


                             EWING LIMITED PARTNERS:

                             KW PARTNERSHIP

                             By:      /s/ Lawrence H. Kyte, Jr.
                                      ------------------------------------------
                                      Lawrence H. Kyte, Jr.,
                                      General Partner

                             By:      /s/ Thomas L. Williams
                                      ------------------------------------------
                                      Thomas L. Williams,
                                      General Partner

                             By:      /s/ W.J. Williams, Jr.
                                      ------------------------------------------
                                      W.J. Williams, Jr.,
                                      General Partner


                             LAD PARTNERSHIP

                             By:      /s/ Dale G. Hafele
                                      ------------------------------------------
                                      Dale G. Hafele,
                                      General Partner

                             By:      /s/ Andrew R. Modrall
                                      ------------------------------------------
                                      Andrew R. Modrall,
                                      General Partner

                             By:      /s/ Lori D. Wendling
                                      ------------------------------------------
                                      Lori D. Wendling,
                                      General Partner


                             /s/ Michael L. Pacillio
                             ---------------------------------------------------
                             MICHAEL L. PACILLIO

                             MILAN INVESTMENT TRUST

                             By:      /s/ Lorrie L. Pacillio
                                      ------------------------------------------
                                      Lorrie L. Pacillio,
                                      Trustee


                             /s/ S. Joseph Barrett
                             ---------------------------------------------------
                             S. JOSEPH BARRETT

                                  EXHIBIT LIST

"A-1"             Description of Buena Vista
"A-2"             Description of Belcourt
"A-3"             Description of Turtle Cove
"A-4"             Description of Camino Real
"A-5              Description of Rancho Las Palmas
"A-6"             Description of Los Arboles
"A-7"             Description of Turtle Rock
"B"               Leasing Criteria
"C"               Form of Registration Rights Agreement
"D"               Form of Amendment to Summit Limited Partnership Agreement
"E-1"             Form of Stockholder Cash Election
"E-2"             Form of Partner Cash Election
"F-1"             Form of Rancho Issue Election
"F-2"             Form of Rancho Reconveyance Election
"G"               Terms of Reconveyance
"H"               Form of Assignment of Partnership Interest
"I"               [Reserved]
"J"               Prorations
"K"               [Reserved]
"L-1"             Title Exceptions - Buena Vista
"L-2"             Title Exceptions - Belcourt
"L-3"             Title Exceptions - Turtle Cove
"L-4"             Title Exceptions - Camino Real
"L-5"             Title Exceptions - Rancho Las Palmas
"L-6"             Title Exceptions - Los Arboles
"L-7"             Title Exceptions - Turtle Rock
"M"               Opinion of Counsel for Ewing
"N"               Equity Transfer Certificates
"O"               Opinion of Counsel for Summit
"P"               List of Ewing Stockholders
"Q"               Required Consents
"R"               Environmental Reports
"S"               Master Lease
"T"               Employee Benefit Plans
"U"               [Reserved]
"V"               Principal Balances of Existing Indebtedness
"W"               Partners of the Partnerships
"X"               [Reserved]
"Y"               Appliances and Amenities
"Z"               Service Contracts and Personalty Leases
"AA"              List of Partnership Financial Statements
"BB"              [Reserved]

"CC"              [Reserved]
"DD"              Rancho Management Agreement
"EE"              Amendments to Rancho Management Agreement
"FF"              Rent Roll
"GG"              Utility Bonds and Deposits
"HH"              Punch List
"II"              Schedule of Insurance

                                                                     EXHIBIT "G"









                             TERMS OF RECONVEYANCE

                      TERMS AND CONDITIONS OF RECONVEYANCE

     Rancho II's election to purchase the Apartment Project known as Rancho Las Palmas ("RANCHO LAS PALMAS") under Section 2.11 of the Agreement and Plan of Reorganization (the "AGREEMENT") to which the exhibit (the "EXHIBIT") is attached shall be subject to the following terms and conditions:

     1. Within thirty (30) days after receipt of the Rancho Reconveyance Election, Summit shall convey to Rancho II all right, title and interest in and to Rancho Las Palmas pursuant to a special warranty deed, a bill of sale, an assignment of Leases, and other appropriate documents, and shall convey Rancho Las Palmas to Rancho II in accordance with the requirements of Paragraph 2 below.

     2. For purposes of this Agreement, any conveyance of Rancho Las Palmas to Rancho II shall be in accordance with the following: (i) there shall be no liens or encumbrances affecting Rancho Las Palmas other than those resulting solely from the acts or omissions of Rancho II or EPI Property Development, L.P., a Texas limited partnership ("EPI") occurring on or after the Contribution Date;
(ii) the condition of title to Rancho Las Palmas and all related collateral shall not be materially different from such condition as of the Contribution Date unless such change results from the act or omission of Rancho II or EPI, and any title insurance policy for Rancho Las Palmas obtained by Rancho II as part of the reconveyance (such title policy to be obtained at Rancho II's option and expense) shall include only the Permitted Exceptions (excluding, however, any exceptions therein indicating any mortgage indebtedness) and such other exceptions arising from the actions of Rancho II or EPI occurring on or after the Contribution Date; (iii) the environmental condition of Rancho Las Palmas shall be the same as or no worse than the environmental condition thereof as of the Contribution Date, unless such change occurs solely from the act or omission of Rancho II or EPI occurring on or after the Contribution Date; and (iv) there shall be no claims against Rancho II or Rancho Las Palmas that are the result of actions of Summit or its agents, successors or assigns (it being agreed that EPI is not considered an agent of Summit for this purpose) other than those which Rancho II shall have been indemnified from and against (such indemnification being in a form and from a party acceptable to Rancho II in its sole discretion). The failure of Summit to comply with the conditions contained in clauses (i) through (iv) above (the "CONDITIONS") shall not provide a reason for Rancho II not to purchase Rancho Las Palmas. As used in this paragraph, "acts or omissions" shall not apply to any act or omission that occurs at the direction of Summit.

     If summit is unable to comply with the Conditions, Rancho II may offset against the Rancho Purchase Price the amount, determined in Rancho II's reasonable judgment, necessary to compensate Rancho II for the loss of value resulting proximately from the defect. In the event that such offset reduces the Purchase Price to less than zero dollars, Summit shall pay Rancho II the amount by which the Purchase price is less than zero dollars.

     3. Summit and Rancho II will execute escrow instructions customary to such a conveyance prior to the conveyance of Rancho Las Palmas from Summit to Rancho
II. Said
escrow instructions shall provide, without limitation, for (i) Rancho II's delivery of the Rancho Purchase Price into escrow, (ii) the delivery into escrow by Summit and Rancho II of all necessary documents to accomplish the conveyance, (iii) the recordation of all necessary documents and (iv) the delivery of the Rancho Purchase Price to Summit.